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VULCAN MATERIALS COMPANY
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Winning the Future in Aggregates

2026 Proxy Statement and Notice of Annual Meeting

Vulcan Materials Company

Dear Fellow Shareholders,

On behalf of the Vulcan Materials Company board of directors, in my role as independent lead director, thank you for entrusting us to oversee your investment in Vulcan. This past year, your Board of Directors continued to guide and oversee the management team on the implementation of Vulcan’s strategy to ensure that potential risks to the business are considered and managed.
More than ten years ago, the company memorialized The Vulcan Way—doing the right thing, the right way, at the right time. This philosophy continues to guide the business and deliver sustainable value to you, our shareholders, as well as our employees, customers and communities. Vulcan delivered another year of strong earnings growth and margin expansion in 2025, demonstrating the durability of its business, strength of the management team, and Vulcan’s outstanding people across the enterprise. The continued emphasis on commercial and operational execution led to an 18% improvement in net earnings attributable to Vulcan, a 13% improvement in Adjusted EBITDA* and a 29% increase in operating cash flow. Vulcan’s aggregates segment gross profit increased 8%, and Vulcan continues to expand its industry-leading aggregates cash gross profit per ton*, which reached $11.33 last year. These results allow the company to maintain a proactive approach to capital stewardship by reinvesting in core operations while also returning nearly $700 million to shareholders through dividends and share repurchases in 2025.
The Board oversaw a successful executive leadership transition, with Ronnie Pruitt succeeding Tom Hill as CEO effective January 1, 2026. A veteran of the building materials industry with over three decades of experience, Ronnie has a proven track record of driving commercial excellence and strengthening operational performance. Under Ronnie’s leadership and with the Board’s continued guidance and oversight, Vulcan will maintain its strategic direction as an aggregates-led business and continue winning the future in aggregates.
Your Board remains deeply committed to independent leadership and robust risk oversight. We have continued to guide management on the implementation of Vulcan’s strategy, ensuring that potential risks are addressed with vigilance and transparency. But the important work of the Board to examine plans, advise on strategy, and assess future opportunities and challenges is never finished. We remain ever vigilant in overseeing your company.
As your independent lead director, I firmly believe that good governance depends on transparency, candor, and open lines of communication conducted in an environment of trust and respect. Ongoing engagement with our shareholders is critically important to ensuring that Vulcan remains aligned with your interests. Your questions, ideas and feedback make us a stronger company. We look forward to continuing our conversations with you and hearing your feedback and insight regarding the company.
YOUR VOTE IS IMPORTANT
On or about March 24, 2026, we began mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our 2025 Annual Report to Shareholders, via the internet. Shareholders who do not receive the Notice of Internet Availability of Proxy Materials will receive a paper copy of the Notice of Annual Meeting, proxy statement, proxy card, and 2025 Annual Report to Shareholders, which we also began mailing on or about March 24, 2026. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials. Copies of our Notice of Annual Meeting, proxy statement, proxy card and 2025 Annual Report to Shareholders are available at www.proxyvote.com.

Under Ronnie’s leadership and with the Board’s continued guidance and oversight, Vulcan will maintain its strategic direction as an aggregates-led business and continue winning the future in aggregates.

i	2026 Proxy Statement

Whether you own one share or many, your prompt vote is appreciated. It is important that your shares of common stock are represented at the Annual Meeting so that a quorum may be established. Please read the proxy materials carefully and then vote your proxy as soon as possible. You may vote online, by telephone, or by mailing a completed proxy card. Additional information is provided in the proxy materials. If you attend the virtual Annual Meeting, you should follow the instructions at www.virtualshareholdermeeting.com/VMC2026 to vote during the meeting.
Thank you for your ongoing support and continued interest in Vulcan Materials Company. I look forward to your participation in our Annual Meeting.
I am proud to work closely with my fellow directors and Vulcan’s management team as we continue our work to drive durable shareholder value. On behalf of the entire Board, thank you for your continued support.
Sincerely yours,
O. B. Grayson Hall, Jr.
Independent Lead Director
March 24, 2026

*Adjusted EBITDA and aggregates cash gross profit per ton are non-GAAP financial measures. We provide a reconciliation of each of these measures to the most directly comparable GAAP financial measures in Annex A to this proxy statement.

2026 Proxy Statement	ii

Notice of Annual Meeting

Only shareholders of record as of the close of business on March 13, 2026 are entitled to receive notice of, to attend, and to vote at, the Annual Meeting. Whether or not you plan to attend, we urge you to review these materials carefully and to vote online or by telephone, or, if you have received a paper copy of the proxy card, you may instead choose to vote by mailing your proxy card.
				NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Shareholders of Vulcan Materials Company will be held virtually via the internet, on Friday, May 8, 2026, at 9:00 a.m., Central Daylight Time.

Proposal		Board Vote Recommendation	Page Reference
1.	Election of Directors	FOR each nominee	5
2.	Advisory Vote on Compensation of our Named Executive Officers (Say On Pay)	FOR	20

3.	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	21

Shareholders will be able to attend, vote and submit questions (both before, and for a portion of, the meeting) from any location via the internet. To participate in the Annual Meeting (e.g., submit questions and/or vote), you will need the control number provided on your proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials. If you are not a shareholder or do not have a control number, you may still access the Annual Meeting as a guest, but you will not be able to participate.

MEETING INFORMATION
Date & Time
Friday, May 8, 2026 at 9:00 a.m., Central Daylight Time
Access*
The Annual Meeting can be accessed virtually at: www.virtualshareholder
meeting.com/VMC2026
Record Date
March 13, 2026
* We have determined that the Annual Meeting will be held in a virtual meeting format only, via the internet, with no physical in-person meeting.

HOW TO VOTE

Online	By Phone		By Mail

Vote online at www.proxyvote.com.	Vote by phone by calling the number located on your proxy card.		If you received a printed version of these proxy materials, you may vote by mail.

iii	2026 Proxy Statement

2026 Proxy Statement	iv

v	2026 Proxy Statement

Proxy Summary
For the 2026 Annual Meeting of Shareholders
2025 PERFORMANCE HIGHLIGHTS
In 2025, Vulcan Materials Company continued to demonstrate the strength and resiliency of our aggregates-led business model. Despite evolving macroeconomic conditions and another year of muted demand, our focus on commercial and operational excellence–underpinned by The Vulcan Way–delivered record financial results, significant margin expansion, and robust cash flow. Adjusted EBITDA* for the full year improved 13% over the prior year, and margin expanded 160 basis points.

Total Revenue ($ in millions)	Net Earnings Attributable to Vulcan ($ in millions)	Adjusted EBITDA* ($ in millions)
We executed on our two-pronged, durable growth strategy in 2025—enhancing our core and expanding our reach, achieving aggregates cash gross profit per ton* of $11.33 for the year, another important milestone. The continuing dedication of our people, and the leadership of our executive officers and our Board of Directors, have resulted in nearly a decade of year-over-year improvements in aggregates cash gross profit per ton*.

Aggregates Cash Gross Profit per Ton*
We continued to optimize our footprint and portfolio through both strategic greenfield projects and the divestiture of non-core assets. As a result of our robust cash flow generation and disciplined and consistent approach to capital allocation, we are poised to further expand our reach through both organic and inorganic growth.
*Adjusted EBITDA, aggregates cash gross profit per ton, and Adjusted EBITDA margin are non-GAAP financial measures. We provide a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in Annex A to this proxy statement.

1	2026 Proxy Statement

Proxy Summary
BOARD INFORMATION

Name	Age	Committees	Director Since

Nominees for Terms Expiring in 2029
Melissa H. Anderson	61	Compensation & Human Capital; Safety, Health and Environmental Affairs	2019
O. B. Grayson Hall, Jr.	68	Executive; Finance; Governance	2014
James T. Prokopanko	72	Compensation & Human Capital; Governance	2009
Ronnie A. Pruitt	55	None	2026
George A. Willis	61	Compensation & Human Capital; Safety, Health and Environmental Affairs	2020
Terms Expiring in 2027
Thomas A. Fanning	69	Executive; Audit; Compensation & Human Capital	2015
J. Thomas Hill	67	Executive	2014
Cynthia L. Hostetler	63	Finance; Governance	2014
Richard T. O’Brien	72	Executive; Audit; Safety, Health and Environmental Affairs	2008
Terms Expiring in 2028
Lydia H. Kennard	71	Audit; Safety, Health and Environmental Affairs	2022
Kathleen L. Quirk	62	Executive; Audit; Finance	2017
David P. Steiner	65	Executive; Finance; Governance	2017
Lee J. Styslinger, III	65	Compensation & Human Capital; Governance	2013
The Board seeks a mix of directors with qualities that, together, create a high-functioning, diverse Board. All of our directors, other than Tom Hill, our Executive Chairman, and Ronnie Pruitt, our CEO, are independent. Each of our directors has proven leadership, sound judgment and a commitment to the success of the company. We have sought, and will continue to seek, experienced leaders with appropriate skills to oversee the management of the company.
GOVERNANCE HIGHLIGHTS
CEO Transition
Effective January 1, 2026, Mr. Pruitt, our Chief Operating Officer, succeeded Mr. Hill as CEO. This transition was the result of a multi-year succession planning process led by our Board. The process was designed to identify and select a leader with a comprehensive understanding of our business, industry and strategic priorities and the requisite skills and experience to advance our aggregates-led durable growth strategy. As CEO, Mr. Pruitt leads our business and is responsible for the executive management of the company. His proven leadership and commitment to The Vulcan Way will ensure a seamless transition as CEO. Mr. Hill transitioned to the role of Executive Chairman of the Board, and Mr. Hall continues to serve as our independent lead director, providing valuable continuity of leadership.

2026 Proxy Statement	2

Proxy Summary
Shareholder Engagement
We continued our corporate governance outreach efforts in 2025 and early 2026, reaching out to shareholders representing approximately 70% of our outstanding shares in order to foster and deepen relationships with our largest shareholders. Our discussions centered on the company’s sustainability efforts and corporate governance. We update the Board on our conversations with shareholders, and our directors take into account shareholder feedback when making decisions regarding the company’s policies and practices. We value the views of our shareholders and believe these dialogues are critically important to ensuring that we remain aligned with their interests.
Corporate Governance Practices
We are committed to strong corporate governance policies and practices and believe that this commitment is a critical element in achieving long-term shareholder value. The following list summarizes certain highlights of our governance policies and practices:

Majority voting for uncontested director elections	Policies prohibiting hedging and pledging of our shares
Independent lead director with defined duties	Active shareholder engagement on sustainability and governance matters
11 of 13 directors are independent	Political contribution oversight by Governance Committee
Clawback policy	Executive sessions of independent directors at every regular board meeting
Annual board and committee evaluations and self-assessments	Board review of safety and environmental performance at every regular board meeting
Proxy access right for eligible shareholders	No shareholder rights plan
Mandatory director retirement age	Diverse board in terms of background, experience, skills and tenure
Protections against director “overboarding”	Sustainability oversight by Governance Committee
Risk oversight by full board and committees with annual enterprise risk management review	Board participation in executive succession planning
Comprehensive new director orientation	Ongoing director education on relevant and emerging topics of interest

3	2026 Proxy Statement

Proxy Summary
COMPENSATION HIGHLIGHTS
We believe that the results of the 2025 Say on Pay vote demonstrate continued strong shareholder support for our current compensation program. Furthermore, in the course of our shareholder outreach efforts, shareholders were generally supportive of our executive compensation program and the accompanying disclosures.
In order to align our executives’ interests with those of our shareholders, a substantial portion of our named executive officers’ (NEOs’) compensation is at-risk and will vary above or below target levels depending on company and share performance. As shown in the graphic below, in 2025, 90% of the compensation of our CEO and an average of 79% of the compensation of our other NEOs was variable and subject to performance factors.

Short-Term Cash Incentive	Performance Shares (1)

Restricted Stock (1)	SOSARs (1)

Salary
(1)SOSARs refers to Stock-Only Stock Appreciation Rights. Restricted Stock refers to Restricted Stock Units (RSUs). Performance Shares refers to Performance Share Units (PSUs). See page 45 for more details.
We encourage you to read the more detailed description of our compensation program in “Compensation Discussion and Analysis” beginning on page 38 before voting on Proposal 2: Advisory Vote on Compensation of Our Named Executive Officers.

2026 Proxy Statement	4

Proposal One
Election of Directors

Our constituent documents provide that our Board shall be divided into three classes, with the term of office of one class expiring each year and the number of directors in each class being as nearly equal as possible. At the Annual Meeting, five individuals will be elected to serve for three-year terms expiring in 2029, or until their successors have been duly elected and qualified. Our Board, upon the recommendation of the Governance Committee, has nominated Melissa H. Anderson, O. B. Grayson Hall, Jr., James T. Prokopanko, Ronnie A. Pruitt, and George A. Willis as directors to serve three-year terms expiring in 2029. Mr. Pruitt was elected to the Board effective January 1, 2026 and, in accordance with New Jersey law and our Corporate Governance Guidelines, must stand for election at the Annual Meeting to continue his service.
In accordance with the bylaws of the company, our Board of Directors is required to be composed of not fewer than nine nor more than thirteen directors.
BOARD COMPOSITION AND DIRECTOR QUALIFICATIONS
Directors are responsible for reviewing and approving corporate strategy and overseeing the management of the company to assure that the long-term interests of the shareholders are being served. The Board believes that it needs a diverse skill set among its members to be able to respond to the needs of management and the company. The Governance Committee and full Board annually review the overall composition of the Board in order to ensure that Board members have the appropriate mix of skills and experience to best serve the company and its shareholders. The Governance Committee and the Board use a director skills matrix, a version of which is included below, in conducting this review.
The Governance Committee is also responsible for evaluating each director’s individual performance and contributions to the Board, as well as each director’s qualifications, skills, independence and competence, prior to recommending an existing director to the Board for re-nomination.
The following pages list the five directors nominated for re-election at the 2026 Annual Meeting and the eight directors with continuing terms that expire in subsequent years, as well as biographical information for all directors.

Your Board of Directors recommends a vote “FOR” the election of Melissa H. Anderson, O. B. Grayson Hall, Jr., James T. Prokopanko, Ronnie A. Pruitt, and George A. Willis as directors for three-year terms expiring in 2029.

5	2026 Proxy Statement

Proposal One
DIRECTOR COMPETENCIES

Skill/Competency	Melissa H. Anderson	O. B. Grayson Hall, Jr.	James T. Prokopanko	George A. Willis	Lydia H. Kennard	Kathleen L. Quirk	David P. Steiner	Lee J. Styslinger, Ill	Thomas A. Fanning	J. Thomas Hill	Cynthia L. Hostetler	Ronnie A. Pruitt	Richard T. O'Brien

Public Company CEO (current or former)
General Management
Large Cap Operations Management
Mining and Construction
Heavy Industry
Financial and Audit
Capital Markets
Government Relations and Political
Legal and Risk Management
Human Resources
Safety, Health and Environmental
Logistics
Technology and Cyber Risks

2026 Proxy Statement	6

Proposal One
NOMINEES FOR THREE-YEAR TERM EXPIRING IN 2029

Melissa H. Anderson

Age: 61	Director Since: 2019	Committees: Compensation & Human Capital; Safety, Health and Environmental Affairs

Career Highlights:
Chief Business Transformation Officer of Albemarle Corporation, Charlotte, North Carolina (a leader in the global specialty chemicals industry) since 2025; Executive Vice President, Chief People and Transformation Officer of Albemarle Corporation from 2024 to 2025; Senior Vice President and Chief People Officer of Albemarle Corporation from 2021 to 2024; Executive Vice President and Chief Human Resources Officer of Duke Energy Corporation, Charlotte, North Carolina (one of the largest energy holding companies in the U.S.) from 2015 to 2020; Senior Vice President of Human Resources of Domtar Corporation, Fort Mill, South Carolina (a leading provider of fiber-based paper and personal care products) from 2010 to 2015; Senior Vice President of Human Resources and Government Relations of The Pantry Inc., Sanford, North Carolina (a leading independently operated convenience store chain) from 2006 to 2010; Vice President of Human Resources of Global Financing of IBM Corp., Armonk, New York (a multinational information technology company) from 2003 to 2006.
Skills and Qualifications:
•Ms. Anderson is Chief Business Transformation Officer of Albemarle Corporation and previously worked as the top human resources executive for four publicly traded companies over the past 15 years.
•She has served on the boards of several charitable and industry-focused organizations, including as the immediate past chair of the largest global HR organization, Society of HR Management, and the HR Policy Association. She is also a member of the Center for Executive Succession at the University of South Carolina’s Darla Moore School of Business.
•She received a Bachelor of Science in industrial relations from the University of North Carolina at Chapel Hill and a Master of Science in industrial and labor relations from Cornell University.
•Ms. Anderson has led large cultural and talent transformations across multiple industries and brings deep expertise in succession planning, executive development and executive compensation to the Board.

7	2026 Proxy Statement

Proposal One
NOMINEES FOR THREE-YEAR TERM EXPIRING IN 2029

O. B. Grayson Hall, Jr.

Age: 68	Director Since: 2014	Committees: Executive; Finance; Governance

Career Highlights:
Retired; Former Executive Chairman of Regions Financial Corporation, Birmingham, Alabama (one of the nation’s largest full-service providers of consumer and commercial banking, wealth management, mortgage and insurance products and services) and Regions Bank from July 2018 to December 2018; Chairman and Chief Executive Officer from December 2017 to July 2018; Chairman, President and Chief Executive Officer from 2013 to 2017; President and Chief Executive Officer from 2010 to 2013.
Other Public Company Directorships:
•Alabama Power Company
Skills and Qualifications:
•Mr. Hall is the former Chairman and Chief Executive Officer of Regions Financial Corporation. He joined Regions in 1980 and served in roles of increasing responsibility, including operations, technology and commercial banking.
•He is a former Class A Director of the Federal Reserve Bank of Atlanta, and he is active in many civic and leadership organizations, including the Economic Development Partnership of Alabama and the Birmingham Business Alliance.
•He graduated from the University of the South with a bachelor’s degree in economics. He also received a Master of Business Administration from the University of Alabama and is a graduate of the Stonier Graduate School of Banking, University of Pennsylvania.
•Mr. Hall brings extensive management and business experience to our Board as well as a deep understanding of complex issues facing public companies. He further provides our Board with valuable experience in banking, finance and capital markets. In addition, as the former Chief Executive Officer of Regions, he has a substantial background in issues related to cybersecurity.

2026 Proxy Statement	8

Proposal One
NOMINEES FOR THREE-YEAR TERM EXPIRING IN 2029

James T. Prokopanko

Age: 72	Director Since: 2009	Committees: Compensation & Human Capital; Governance

Career Highlights:
Retired; Former President and Chief Executive Officer of The Mosaic Company, Plymouth, Minnesota (a leading producer and marketer of concentrated phosphate and potash crop nutrients for the global agriculture industry) from January 2007 to August 2015; Senior Advisor from August 2015 until his retirement in January 2016.
Other Public Company Directorships:
•Regions Financial Corporation
•Xcel Energy Inc.
Skills and Qualifications:
•Mr. Prokopanko joined The Mosaic Company in 2006 and served in various capacities, including as President and Chief Executive Officer, and Executive Vice President and Chief Operating Officer. Prior to joining Mosaic, he was with Cargill, Inc., where he served in a wide range of leadership positions, including as Corporate Vice President of Cargill Procurement, a leader of Cargill’s Ag Producer Services Platform and Vice President of the North America crops inputs business.
•Mr. Prokopanko has a bachelor’s degree in computer science from the University of Manitoba and a Master of Business Administration from the University of Western Ontario.
•His experience serving as the principal interface between management and the board at a New York Stock Exchange (NYSE)-listed company facilitates our Board’s performance of its oversight function.
•Mr. Prokopanko’s executive management experience provides our Board with valuable insight into business, leadership and management issues, and he has been through a full economic cycle on our Board as a result of his tenure. Additionally, he brings to our Board considerable knowledge of issues facing a company engaged in extraction.

9	2026 Proxy Statement

Proposal One
NOMINEES FOR THREE-YEAR TERM EXPIRING IN 2029

Ronnie A. Pruitt

Age: 55	Director Since: 2026	Committees: None

Career Highlights:
Chief Executive Officer and member of the Board since January 2026. Chief Operating Officer from 2023 to 2025 and Senior Vice President of the Southwest and Western Divisions from 2021 to 2023. President and Chief Executive Officer of U.S. Concrete from 2020 to 2021.
Skills and Qualifications:
•Mr. Pruitt is Chief Executive Officer and a member of the Board. He has been with the company since its 2021 acquisition of U.S. Concrete, Inc. serving in senior leadership roles of increasing responsibility. He was appointed Chief Executive Officer and elected as a member of the Board effective January 2026.
•He served as Chief Executive Officer of U.S. Concrete, Inc. prior to its acquisition by the company. He has served on the boards of directors of the National Stone, Sand and Gravel Association, the National Ready Mixed Concrete Association, and the American Cement Association.
•Mr. Pruitt earned a bachelor’s degree from the University of Texas at Arlington.
•Mr. Pruitt is a veteran of the building materials industry with over three decades of experience, including extensive experience enhancing safety programs, driving commercial excellence and strengthening operational performance.

2026 Proxy Statement	10

Proposal One
NOMINEES FOR THREE-YEAR TERM EXPIRING IN 2029

George A. Willis

Age: 61	Director Since: 2020	Committees: Compensation & Human Capital; Safety, Health and Environmental Affairs

Career Highlights:
Retired; Former President, U.S. Operations of UPS, Atlanta, Georgia (a global leader in logistics, distribution, transportation and freight services) from 2018 to 2020; President, West Region from 2015 to 2018; President, UK, Ireland and Nordics District from 2013 to 2015.
Skills and Qualifications:
•Mr. Willis is the former President, U.S. Operations of UPS, with more than 35 years’ experience in logistics and operations, including in managing a diverse transportation product portfolio in a range of domestic and international markets. He served on the board of directors of Atlas Air Worldwide Holdings, Inc. from 2022 to 2023.
•He served on UPS’s Management Committee, which is responsible for long-term strategy and operating plans for the company’s worldwide operations.
•Mr. Willis has a long history of board membership and community involvement. He currently serves on the Board of Directors of JM Huber Corporation and Vorto and is a member of the Executive Leadership Council. He previously served on the Board of Directors of Airlines for America.
•He holds a bachelor’s degree in business administration and management from Trinity College and completed the Columbia Executive Education Program and the Yale CEO College Program.
•Mr. Willis’ veteran leadership in logistics and operations provides our Board with invaluable insight on matters critical to our business.

11	2026 Proxy Statement

Proposal One
CONTINUING IN OFFICE: TERM EXPIRING IN 2027

Thomas A. Fanning

Age: 69	Director Since: 2015	Committees: Executive; Audit; Compensation & Human Capital

Career Highlights:
Retired; Former Chairman of the Board, President and Chief Executive Officer of Southern Company, Atlanta, Georgia (one of the largest energy companies in the U.S.) from 2010 to 2023.
Skills and Qualifications:
•Mr. Fanning is the former Chairman, President and Chief Executive Officer of Southern Company. He worked for Southern Company for more than 40 years and held 15 different positions in 8 different business units, including numerous officer positions with a variety of Southern Company subsidiaries in the areas of finance, strategy, international business development and technology. Mr. Fanning also previously served as Chief Financial Officer of Southern Company, where he was responsible for the accounting, finance, tax, investor relations, treasury and risk management functions.
•As Chairman of the Executive Committee of Alliance for Critical Infrastructure, he is engaged with an industry-led coalition aimed at strengthening national resilience. As Co-chairman of both the Electricity Subsector Coordinating Council and Tri-Sector Coordinating Council, Mr. Fanning played a leading role in national efforts to prevent and respond to cyber and physical terrorism for the U.S. electric system. As Chairman of the Cybersecurity & Infrastructure Security Agency’s Advisory Committee and Chair of the Institute of Nuclear Power Operations, Mr. Fanning gained particular expertise with respect to energy policy, the economy, cybersecurity and national security.
•He holds undergraduate and master’s degrees from the Georgia Institute of Technology and has completed several executive education programs.
•As the former CEO of a large public utility, Mr. Fanning provides our Board with valuable business, leadership and management skills. His prior service as CFO of Southern Company and Chairman of the Federal Reserve Bank of Atlanta makes him well qualified to serve on our Audit Committee. Additionally, he brings to our Board a deep understanding of key issues facing an industrial company, including governmental and regulatory issues, and safety, health and environmental matters.

2026 Proxy Statement	12

Proposal One
CONTINUING IN OFFICE: TERM EXPIRING IN 2027

J. Thomas Hill

Age: 67	Director Since: 2014	Committees: Executive

Career Highlights:
Executive Chairman of the Board since January 2026; Chairman of the Board from 2016 to 2025 and Chief Executive Officer from 2014 to 2025.
Other Public Company Directorships:
•Regions Financial Corporation
Skills and Qualifications:
•Mr. Hill is the Executive Chairman of the Board. He has been with the company for over 30 years, serving in a variety of operations and general management assignments of increasing responsibility. He was elected Chairman effective January 2016 and President and Chief Executive Officer in July 2014. He served as Chairman and Chief Executive Officer through December 2025 and President through September 2023. He previously served as Executive Vice President and Chief Operating Officer from January 2014 until July 2014, and Senior Vice President—South Region from December 2011 to December 2013. He has also served as President of the company’s former Florida Rock Division and its Southwest Division.
•Mr. Hill has served in leadership positions in a number of industry trade groups, including the Texas Concrete and Aggregates Association, the Florida Concrete and Products Association and the National Stone, Sand and Gravel Association. In addition, he has previously served on the boards of the U.S. Chamber of Commerce and the United Way of Central Alabama.
•He is a graduate of the University of Pittsburgh and the Wharton School of Business, Executive Management Program.
•Mr. Hill has over 30 years’ experience in the aggregates industry, including extensive experience with the company in operations and management over a wide variety of geographic regions.

13	2026 Proxy Statement

Proposal One
CONTINUING IN OFFICE: TERM EXPIRING IN 2027

Cynthia L. Hostetler

Age: 63	Director Since: 2014	Committees: Finance; Governance

Career Highlights:
Trustee of Invesco Funds, Atlanta, Georgia (international mutual funds) since 2017; Director of Textainer Group Holdings Limited (lessor of intermodal containers) from 2021 to 2024; Director of Genesee & Wyoming Railroad Inc. (freight rail provider) from 2018 to 2020; Trustee of Aberdeen International Funds, New York, New York (international mutual funds) from 2013 to 2017; Director of Artio Global Funds, New York, New York (international mutual funds) from 2010 to 2013; Director of Edgen Group Inc., Baton Rouge, Louisiana (energy infrastructure) from 2012 to 2014; Head of Investment Funds, Overseas Private Investment Corporation, Washington, D.C. (international investment funds) from 2001 to 2009; President, First Manhattan Bancorporation, Manhattan, Kansas (financial services) from 1990 to 2006.
Other Public Company Directorships:
•Resideo Technologies, Inc.
•TriLinc Global Impact Fund, LLC
Skills and Qualifications:
•Ms. Hostetler is the former Head of Investment Funds at the Overseas Private Investment Corporation, and a former president of a regional bank and bank holding company.
•She began her career as a corporate lawyer with Simpson Thacher & Bartlett in New York.
•She serves on the board of the Investment Company Institute, the leading registered funds professional organization, as well as the Independent Directors Council, the professional group for independent directors of mutual funds.
•Ms. Hostetler earned her bachelor’s degree from Southern Methodist University and holds a Juris Doctor from the University of Virginia School of Law.
•Ms. Hostetler brings to our Board significant financial, investment and audit committee experience and has developed risk assessment skills through her bank, private equity and mutual fund leadership. She is an experienced public and investment company board member, having served on a number of public and private company boards, with committee chair positions that include audit, nominating and governance and investment management.

2026 Proxy Statement	14

Proposal One
CONTINUING IN OFFICE: TERM EXPIRING IN 2027

Richard T. O’Brien

Age: 72	Director Since: 2008	Committees: Executive; Audit; Safety, Health and Environmental Affairs

Career Highlights
Independent mining consultant since October 2015; Former President and Chief Executive Officer of Boart Longyear Limited, Salt Lake City, Utah (an international provider of drilling services, drilling equipment and performance tooling for mining and drilling companies) from 2013 to 2015; Chief Executive Officer of Newmont Mining Corporation, Greenwood Village, Colorado (an international gold production company) from 2007 to February 2013.
Other Public Company Directorships
•New Gold Inc.
•Xcel Energy Inc.
Skills and Qualifications
•Mr. O’Brien became a director of Ma’aden (a Saudi Arabian mining company) in December 2017 and is a member of its executive committee. Mr. O’Brien previously served as a director of Pretium Resources Inc. from 2019 to 2022, Newmont Mining Corporation from 2007 to 2013 and Inergy L.P. from 2006 to 2012.
•His work includes extensive experience with NYSE-listed companies in finance and accounting, operations and strategic business planning.
•Mr. O’Brien earned his bachelor’s degree in economics from the University of Chicago and holds a Juris Doctor from the Lewis and Clark Law School.
•Having served as CFO of four different public companies and as an “audit committee financial expert,” Mr. O’Brien provides the Board with considerable experience and acumen in financial reporting and accounting matters.
•As a result of his tenure as CEO and CFO of Newmont Mining, Mr. O’Brien brings to the Board significant experience and knowledge of the mining and extraction industry. This gives him insight into the risks facing the company, particularly with respect to safety, health and environmental issues, and provides him with the tools to effectively assist in overseeing those risks.

15	2026 Proxy Statement

Proposal One
CONTINUING IN OFFICE: TERM EXPIRING IN 2028

Lydia H. Kennard

Age: 71	Director Since: 2022	Committees: Audit; Safety, Health and Environmental Affairs

Career Highlights:
President and Chief Executive Officer of KDG Construction Consulting, Glendale, California and Quality Engineering Solutions, Pittsburgh, Pennsylvania (a leading provider of construction management services for public infrastructure projects) since 2007; founding principal of KDG Aviation (an operator and developer of general aviation facilities) since 2007.
Other Public Company Directorships:
•Prologis, Inc.
•Freeport-McMoRan, Inc.
Skills and Qualifications:
•Ms. Kennard serves in a dual capacity as President and Chief Executive Officer of KDG Construction Consulting and Quality Engineering Solutions (QES). KDG Construction Consulting provides program and construction management services to public and institutional clients throughout California and the Western United States. QES provides pavement engineering and construction inspection services throughout North America. Since 2007, she has also served as a founding principal of KDG Aviation, an operator and developer of general aviation facilities. Ms. Kennard served on the board of directors of AECOM from 2020 to 2025 and the board of directors of Healthpeak Properties, Inc. from 2018 to 2022.
•From August 1999 through November 2003 and again from October 2005 through February 2007, Ms. Kennard served as the Chief Executive Officer of Los Angeles World Airports (LAWA), the nation’s second largest airport system, which includes Los Angeles International (LAX). During her tenure, she managed approximately 3,000 employees and annual budget of nearly $1 billion.
•She served as a Trustee of the University of Southern California from 2005 until her election as a Life Trustee of the University in June 2020.
•She holds a juris doctor degree from Harvard Law School, a master’s degree in City Planning from the Massachusetts Institute of Technology, and a bachelor’s degree in Urban Planning and Management from Stanford University.
•Ms. Kennard’s career has spanned corporate law, real estate development, and urban planning, and her experience as a successful CEO in the infrastructure construction management space and her diverse perspective add valuable insights to the Board.

2026 Proxy Statement	16

Proposal One
CONTINUING IN OFFICE: TERM EXPIRING IN 2028

Kathleen L. Quirk

Age: 62	Director Since: 2017	Committees: Executive; Audit; Finance

Career Highlights:
•President and Chief Executive Officer of Freeport-McMoRan Inc., Phoenix, Arizona (a leading international mining company and the world’s largest publicly traded copper producer); Director of the Board since 2023; Executive Vice President and Chief Financial Officer from 2007 to 2021.
Other Public Company Directorships:
•Freeport-McMoRan, Inc.
Skills and Qualifications:
•Ms. Quirk is President and Chief Executive Officer of Freeport-McMoRan, Inc., a leading international mining company. She has over 30 years of experience in the Freeport organization and has been instrumental in Freeport’s strategic planning. Prior to being named Chief Executive Officer, Ms. Quirk served as Freeport’s Chief Financial Officer since 2003.
•She received her bachelor’s degree in accounting from Louisiana State University.
•Ms. Quirk’s strong finance and accounting background, including her status as an “audit committee financial expert,” makes her well qualified to serve as the Chair of our Audit Committee and a member of our Finance Committee. She also brings to our Board extensive experience in working with debt and equity markets along with a deep knowledge of tax, investor relations, corporate development and treasury management.
•With over 30 years’ experience in the mining industry, Ms. Quirk has a keen understanding of the operational, governmental and regulatory issues facing our industry.

17	2026 Proxy Statement

Proposal One
CONTINUING IN OFFICE: TERM EXPIRING IN 2028

David P. Steiner

Age: 65	Director Since: 2017	Committees: Executive; Finance; Governance

Career Highlights:
•United States Postmaster General since July 2025; former President and Chief Executive Officer of Waste Management, Inc., Houston, Texas (a leading provider of integrated waste management services in North America) from March 2004 to November 2016.
Skills and Qualifications:
•Mr. Steiner was appointed by the Postal Service Board of Governors to be America’s 76th Postmaster General and Chief Executive Officer in July 2025.
•He previously served as Chief Executive Officer of Waste Management, Inc. Prior to that role, Mr. Steiner served in various capacities with Waste Management, including as Executive Vice President and Chief Financial Officer from 2003 to 2004, and as Senior Vice President, General Counsel and Corporate Secretary from 2001 to 2003.
•He formerly served on the boards of FedEx Corporation from 2009 to 2025, TE Connectivity Ltd. (previously known as Tyco Electronics, Ltd.) and Waste Management, Inc.
•Mr. Steiner earned his bachelor’s degree in accounting from Louisiana State University and holds a Juris Doctor from the University of California, Los Angeles, School of Law.
•Mr. Steiner brings to our Board valuable insight into business, leadership and management issues facing large industrial companies. His prior experience as CEO of Waste Management, Inc. and as chair of the governance, safety and public policy committee of FedEx Corporation makes him well qualified to serve on our Governance and Finance Committees. His experience on the Board of Directors of AMP Robotics Corp. provides our Board with additional insights related to artificial intelligence.
•Additionally, he brings to our Board a keen understanding of issues involving trucking and logistics management and land use, key components of our business.

2026 Proxy Statement	18

Proposal One
CONTINUING IN OFFICE: TERM EXPIRING IN 2028

Lee J. Styslinger, III

Age: 65	Director Since: 2013	Committees: Compensation & Human Capital; Governance

Career Highlights:
Co-Owner and Director of the Board of Altec, Inc., Birmingham, Alabama (a holding company for businesses that design, manufacture and market equipment for the electric and telecommunications industries globally); former Chairman (2011-2021) and Chief Executive Officer (1997-2021) of Altec, Inc.
Other Public Company Directorships:
•Regions Financial Corporation
Skills and Qualifications:
•Mr. Styslinger serves as a Director of the Board of Altec, which has products and services in over 100 countries, and has over 20 years’ experience leading companies engaged in the heavy equipment industry. He previously served as Co-Chairman of Altec, President from 1994 to 1997, President and Chief Executive Officer from 1997 to 2011, and Chairman and Chief Executive Officer from 2011 to 2021. He served on the board of directors of Workday, Inc. from 2016 to 2023 and the board of directors of Glass Houses Acquisition Corp. from 2021 to 2022.
•He serves on the boards of many educational, civic and leadership organizations, including the Harvard Business School and the National Association of Manufacturers. He was appointed to the President’s Export Council, advising the President of the United States on international trade policy from 2006 to 2008. In 2017, Mr. Styslinger served on the President’s Manufacturing Council, and he currently serves on the President’s Advisory Committee for Trade Policy and Negotiations.
•He received his Bachelor of Arts from Northwestern University and a Master of Business Administration from Harvard University.
•Mr. Styslinger brings to our Board a wealth of management and business experience running a large company in today’s global market. Additionally, his expertise in the heavy equipment industry greatly benefits Vulcan, which is a major purchaser of heavy machinery and equipment.

Your Board of Directors recommends a vote “FOR” the election of Melissa H. Anderson, O. B. Grayson Hall, Jr., James T. Prokopanko, Ronnie A. Pruitt and George A. Willis, as directors.

19	2026 Proxy Statement

Proposal Two
Advisory Vote on Compensation of Our
Named Executive Officers (Say on Pay)

In accordance with Section 14A of the Exchange Act, we are asking shareholders to approve, on an advisory basis, the compensation paid to our NEOs as disclosed in the Section entitled “Compensation Discussion and Analysis,” and in the compensation tables and narrative discussion contained in this proxy statement. While this vote is advisory and not binding on the company, it provides information to our Compensation & Human Capital Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation & Human Capital Committee will consider when determining executive compensation in the future.
At our 2023 Annual Meeting of Shareholders, our shareholders once again indicated a preference that the advisory vote on the compensation for our NEOs occur on an annual basis. Subsequently, our Board determined to continue its policy for annual “Say on Pay” advisory votes. It is expected that the next shareholder vote on the frequency of “Say on Pay” advisory votes will occur at our 2029 Annual Meeting of Shareholders.
At our 2025 Annual Meeting of Shareholders, our shareholders voted over 96% in favor of our “Say on Pay” proposal. We believe this demonstrated strong support for our compensation program and policies. We have continued to analyze and make changes to our compensation program, considering new compensation trends and best practices. We also participated in dialogues regarding our executive compensation program with many of our largest shareholders through our corporate governance shareholder engagement program. Please read the “Compensation Discussion and Analysis” Section on pages 38 to 54 for an in-depth look at our compensation program and how it was applied to the performance of our NEOs in 2025.
Based on the foregoing, the Board recommends a vote FOR the following resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement.”
As an advisory vote, this proposal is not binding on the company. However, our Board and Compensation & Human Capital Committee will consider the outcome of the advisory vote when making future compensation decisions.
Your Board of Directors recommends a vote “FOR” the compensation of our named executive officers as contained in this proxy statement.

2026 Proxy Statement	20

Proposal Three
Ratification of Appointment of Independent
Registered Public Accounting Firm

The Audit Committee, which is composed solely of independent directors, has appointed Deloitte & Touche LLP as the independent registered public accounting firm for the company and its subsidiaries for the fiscal year ending December 31, 2026. The function of the independent registered public accounting firm is to audit our accounts and records; to report on the consolidated balance sheet and the related statements of consolidated comprehensive income, consolidated shareholders’ equity and consolidated statements of cash flows of the company and its subsidiaries; to audit our internal controls over financial reporting; and to perform such other appropriate accounting services as may be required and approved by the Audit Committee. Although shareholder ratification is not required, our Board is seeking shareholder ratification as a matter of good corporate governance. Even if the appointment of Deloitte & Touche LLP is ratified by a majority of the votes cast at the Annual Meeting, the Audit Committee may, in its discretion, direct the appointment of another independent registered public accounting firm at any time during the year if it believes such appointment is in the best interests of the company and the shareholders. If a majority of the votes cast at the meeting fails to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm, the Audit Committee will consider the selection of another independent registered public accounting firm for future years.
The firm of Deloitte & Touche LLP, or its predecessors, has audited our financial statements since 1956. A representative of that firm is expected to be present at the Annual Meeting, will be given an opportunity to make a statement and will be available to respond to appropriate questions.
Your Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.
Your Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP.

21	2026 Proxy Statement

Corporate Governance
POLICIES
We take our corporate governance responsibilities very seriously and have adopted Corporate Governance Guidelines that provide a framework for the governance of the company. These Corporate Governance Guidelines build on practices that we have followed for many years and demonstrate our continuing commitment to corporate governance excellence.
Our Board, with recommendations from our Governance Committee, regularly reviews corporate governance developments and adopts appropriate practices as warranted. We have a Business Conduct Policy that applies to all of our employees and directors and deals with a variety of corporate compliance issues, including conflicts of interest, harassment, compliance with laws, confidentiality of company information, fair dealing and use of company assets. All employees and directors are required to fill out a questionnaire (biennially in the case of employees and annually in the case of directors) regarding their personal compliance with the Business Conduct Policy and are encouraged to report any illegal or unethical behavior of which they become aware.
Our Board has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. The Code of Ethics defines “Senior Financial Officers” to include the Chief Financial Officer and Controller and Principal Accounting Officer. The Code of Ethics covers such topics as financial reporting, conflicts of interest and compliance with laws. If we make any amendment to, or waiver of, any provision of the Code of Ethics, we will disclose such information on our website as promptly as practicable, as may be required under applicable Securities and Exchange Commission (SEC) and NYSE rules.
We have adopted an insider trading policy governing the purchase, sale, and other dispositions of our securities by our directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable exchange listing standards. We also comply with all applicable laws (including appropriate approvals by the Board of Directors or appropriate committee if required) when engaging in transactions in our own securities. A copy of our insider trading policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2025.
You can access our bylaws, Corporate Governance Guidelines, Business Conduct Policy and Code of Ethics at our website www.vulcanmaterials.com, or you can obtain a printed copy free of charge by writing to us at: Corporate Secretary, Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242. Please note that the information contained on our website is not incorporated by reference in, nor considered to be a part of, this proxy statement.
SHAREHOLDER ENGAGEMENT
We believe that regular, transparent communication with our shareholders is important to our long-term success. In 2025 and early 2026, we continued our corporate governance engagement program, reaching out to shareholders representing approximately 70% of our outstanding shares in order to foster and deepen relationships with our largest shareholders. Our discussions centered on the company’s sustainability efforts and strategy, including safety, retention and recruitment, culture, executive compensation and corporate governance matters. Shareholder feedback from the meetings is shared with the Compensation & Human Capital Committee and the Governance Committee, as well as with the full Board.
DIRECTOR INDEPENDENCE
All of our directors, with the exception of Tom Hill, our Executive Chairman and Ronnie Pruitt, our CEO, are independent under the NYSE listing standards, the Board’s Director Independence Criteria, and applicable SEC rules and regulations. The NYSE listing standards provide that a director does not qualify as independent unless our Board affirmatively determines that the director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company).

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Corporate Governance
The NYSE rules require a board to consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with the company and permit the Board to adopt and disclose standards to assist the Board in making determinations of independence. Accordingly, the Board has adopted the following Director Independence Criteria to assist it in determining whether a director has a material relationship with the company.
Director Independence Criteria
The Director Independence Criteria provide that a director will be considered independent if he or she:
(a)has not been an employee of the company, or any of its consolidated subsidiaries, during the last three years;
(b)has not received more than $120,000 per year in direct compensation from the company, or any of its consolidated subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) during any twelve-month period within the last three years;
(c)has not during the last three years personally performed legal or professional services for the company in an amount more than $10,000;
(d)is not a current partner or employee of the company’s independent auditor and has not been employed by the present or former independent auditor of the company and personally worked on the company’s audit during the last three years;
(e)during the last three years, has not been part of an interlocking directorate in which an executive officer of the company, or any of its consolidated subsidiaries, served on the compensation committee of another company that concurrently employs the director;
(f)is not, and has not been in the past three years, an executive officer or an employee of another company (exclusive of charitable organizations) that makes payments to, or receives payments from, the company, or any of its consolidated subsidiaries, for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of the consolidated gross revenues of such other company;
(g)has no immediate family member who is, or has been within the last three years, an executive officer of the company, or any of its consolidated subsidiaries;
(h)has no immediate family member meeting any of the criteria set forth in (b) through (f); except with respect to item (d), in which case an immediate family member may be an employee (not a partner) of the independent auditor so long as such family member does not personally work on the company’s audit; and
(i)has no other material relationship with the company, or any of its consolidated subsidiaries, either directly or as a partner, shareholder, director or officer of an organization that has a material relationship with the company or any of its consolidated subsidiaries.
In determining director independence, “immediate family member” is defined as a spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, brother or sister-in-law, and anyone (other than a domestic employee) who shares the director’s home. Individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated, are not taken into consideration when determining a director’s independence. The Director Independence Criteria also require our Board to consider all relevant facts and circumstances, including a director’s commercial, industrial, banking, consulting, legal, accounting, familial and charitable relationships and such other criteria as our Board may determine from time to time. The Director Independence Criteria have been adopted by our Board and posted on our website under “Investor Relations” under the subheading “Corporate Governance.”
In early 2026, the Board conducted an evaluation of director independence for each director, based on the Director Independence Criteria, the NYSE listing standards and applicable SEC rules and regulations. As a result of this evaluation, the Board affirmatively determined that all of the directors other than our Executive Chairman, Tom Hill, and our CEO, Ronnie Pruitt, are independent directors under our Board’s Director Independence Criteria, the NYSE listing standards and applicable SEC rules and regulations.
DIRECTOR NOMINATION PROCESS
The Governance Committee considers director candidates recommended by our shareholders. Any shareholder wishing to recommend a candidate for election at the 2027 Annual Meeting of Shareholders must submit that recommendation in writing, addressed to the Governance Committee, in care of our Corporate Secretary, at 1200 Urban Center Drive, Birmingham, Alabama 35242, in accordance with the deadlines and procedures set forth in our bylaws. The notice must include, among other information required by our bylaws, the following:

23	2026 Proxy Statement

Corporate Governance
•The name and address of the shareholder who intends to make the nomination(s) and of the person or persons to be nominated;
•A representation that the shareholder is a holder of record or a beneficial holder of stock entitled to vote at the meeting (including the number of shares the shareholder owns) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
•A description of all arrangements and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by the shareholder;
•Such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed under the proxy rules of the SEC (whether or not such rules are applicable) had each nominee been nominated, or intended to be nominated, by our Board, including the candidate’s name, biographical information, and qualifications; and
•The written consent of each nominee to serve as a director if so elected.
A shareholder may also nominate and include in our annual meeting proxy materials a candidate for election at the 2027 Annual Meeting of Shareholders pursuant to the proxy access provisions in our bylaws, subject to certain limitations and provided that the requirements set forth in our bylaws are satisfied.
The Governance Committee will identify nominees by first evaluating the current members of our Board willing to continue in service. Current members of our Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for nomination, balancing the value of continuity of service by existing members of our Board with the potential benefits of obtaining new Board members. If any member of the Board does not wish to continue in service or if the Governance Committee or the Board decides not to nominate a current Board member for re-election, the Governance Committee may identify the desired skills and experience for a new nominee in light of the above criteria. Directors and members of management also may suggest candidates for Board service. Timely recommendations by our shareholders will receive equal consideration by the Governance Committee.
BOARD LEADERSHIP STRUCTURE
Our Board understands the importance of evaluating and determining the optimal leadership structure so as to provide independent oversight of management. Our Board also understands that there is no single, generally accepted approach to providing Board leadership and that, given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary from time to time. For this reason, our Board does not have a policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. The Board has determined that the company should have the flexibility to combine or separate these functions as it deems appropriate. Effective January 1, 2026, Mr. Pruitt succeeded Mr. Hill as Chief Executive Officer and assumed full responsibility for executive management of our company, reporting to our Board. As part of this transition, our Governance Committee determined it is in the best interest of the company and its shareholders to separate the roles of CEO and chairman, and to have Mr. Hill continue to serve as our Executive Chairman to provide valuable continuity of leadership.
In considering its leadership structure, our Board has taken a number of additional factors into account. The Board, which consists exclusively of independent directors, other than Messrs. Hill and Pruitt, and all of whom are highly qualified and experienced, exercises a strong independent oversight function. This oversight function is enhanced by the fact that all of the Board’s committees, other than the Executive Committee, are comprised entirely of independent directors.
Most significantly, our Corporate Governance Guidelines provide for an independent lead director, a position that is elected annually from among the independent directors of our Board. Mr. Hall currently serves as the independent lead director.
The independent lead director role includes, among other things, the following:
•presiding at all meetings or sessions of meetings of the Board at which the Executive Chairman is not present, including at executive sessions of the non-management and independent directors;
•serving as liaison between the Executive Chairman and the non-management and independent directors;

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Corporate Governance
•approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items, as well as meeting agendas and information sent to the Board;
•having authority to call meetings of the non-management and independent directors; and
•being available in appropriate circumstances to speak on behalf of the Board and for consultation and direct communication with shareholders and other stakeholders.
Our Board believes that these factors provide the appropriate balance between the authority of those who oversee the company and those who manage it on a day-to-day basis. For additional information regarding how oversight is exercised and how the Board receives information from our committees performing risk management and oversight functions, see “Corporate Governance—Enterprise Risk Management” on page 29.
NON-MANAGEMENT EXECUTIVE SESSIONS
Our Board has adopted a policy relating to non-management executive sessions. Under this policy, the Board meets at each regularly scheduled Board meeting in an executive session in which Messrs. Hill and Pruitt and other members of management are not present. During 2025, the non-management directors met in executive session five times. Our current independent lead director, Mr. Hall, presides over executive sessions, pursuant to our Corporate Governance Guidelines.
MEETINGS AND ATTENDANCE
In 2025, our Board held five meetings. Each incumbent director, other than Mr. Pruitt, who was elected to the Board effective January 1, 2026, attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he or she served. Our directors are expected to attend the Annual Meeting of Shareholders. In furtherance of this policy, our Board holds a regularly scheduled Board meeting on the same day as the Annual Meeting of Shareholders. All of our Board members attended the 2025 Annual Meeting of Shareholders.
COMMITTEES OF THE BOARD OF DIRECTORS
Our Board of Directors has established six standing committees as follows:

Director	Audit Committee	Compensation & Human Capital Committee	Executive Committee	Finance Committee	Governance Committee	Safety, Health and Environmental Affairs Committee

Melissa H. Anderson
Thomas A. Fanning
O. B. Grayson Hall, Jr.
J. Thomas Hill
Cynthia L. Hostetler
Lydia H. Kennard
Richard T. O’Brien
James T. Prokopanko
Ronnie A. Pruitt*
Kathleen L. Quirk
David P. Steiner
Lee J. Styslinger, III
George A. Willis
Number of meetings held in 2025	7	3	0	3	3	2
* Mr. Pruitt was elected as a member of our Board effective January 1, 2026.

Committee Chair	Committee Member

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Corporate Governance
The charters of the Audit, Compensation & Human Capital, Finance, Governance and Safety, Health & Environmental Affairs Committees are available on our website at www.vulcanmaterials.com. You can also obtain printed copies free of charge by writing to us at: Corporate Secretary, Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242.
All of the Board committees, other than the Executive Committee, are composed entirely of independent, non-management directors.

Audit Committee
Members: Mses. Quirk (Chair) and Kennard, and Messrs. Fanning and O’Brien
The Audit Committee advises our Board and management from time to time with respect to internal controls, financial systems and procedures, accounting policies and other significant aspects of the company’s financial management. Pursuant to its charter, the Audit Committee selects the company’s independent registered public accounting firm and oversees the arrangements for, and approves the scope of, the audits to be performed by the independent registered public accounting firm. The Audit Committee’s primary responsibilities under its written charter include the following:
•Hiring, evaluating and, when appropriate, replacing the independent registered public accounting firm, whose duty it is to audit our books and accounts and our internal controls over financial reporting for the fiscal year in which it is appointed;
•Determining the compensation to be paid to the independent registered public accounting firm and, in its sole discretion, approving all audit and engagement fees and terms and pre-approving all audit and non-audit services of such firm, other than certain de minimis non-audit services;
•Reviewing and discussing with management, the independent registered public accounting firm and internal auditors our internal reporting, audit procedures and the adequacy and effectiveness of our disclosure controls and procedures;
•Reviewing and discussing with management and the independent registered public accounting firm the audited financial statements to be included in our Annual Report on Form 10-K, the quarterly financial statements to be included in our Quarterly Reports on Form 10-Q, our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the selection, application and disclosure of accounting policies used in our financial statements;
•Reviewing and discussing with management quarterly earnings press releases and financial information and earnings guidance provided to analysts and rating agencies;
•Reviewing and reassessing the adequacy of the Audit Committee Charter adopted by our Board, and recommending proposed changes to our Board; and
•Overseeing management’s actions to identify and assess material issues related to the Company’s cybersecurity and information security risks, including annually reviewing the Company’s information security management policy and program and reviewing periodic updates from management on the Company’s information security management program and cyber risk profile.
In addition, the Audit Committee is responsible for reviewing and discussing with management the company’s policies with respect to risk assessment and risk management. Further information about the role of the Audit Committee in risk assessment and risk management are included in the Section entitled “Corporate Governance—Enterprise Risk Management” on page 29.
The Audit Committee has established policies and procedures for the pre-approval of all services by the independent registered public accounting firm. See “Independent Registered Public Accounting Firm—Pre-Approval of Services Performed by Independent Registered Public Accounting Firm” on page 33 for more information.

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Corporate Governance
The Audit Committee has also established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the company regarding its accounting, internal controls and auditing matters. See “Corporate Governance—Policy on Reporting of Concerns Regarding Accounting Matters” on page 31 for more information.
The members of the Audit Committee are Mses. Quirk (Chair) and Kennard, and Messrs. Fanning and O’Brien. All members of our Audit Committee are non-management directors. Our Board of Directors has determined that each is “independent” and “financially literate” within the meaning of the listing standards of the NYSE, SEC rules and regulations, and the Director Independence Criteria. In addition, our Board has determined that both Ms. Quirk and Mr. O’Brien are “audit committee financial experts” as defined by rules adopted by the SEC. More details about the role of the Audit Committee may be found in the Report of the Audit Committee on page 32 of this proxy statement.

Compensation & Human Capital Committee
Members: Messrs. Fanning (Chair), Prokopanko, Styslinger and Willis, and Ms. Anderson
The Compensation & Human Capital Committee determines and oversees the execution of the company’s executive compensation philosophy and oversees the administration of the company’s executive compensation plans, as well as oversees the Company’s key human capital management strategies and policies.
The Compensation & Human Capital Committee is responsible for, among other things:
•determining and setting the amount of compensation paid to our CEO and other senior officers;
•reviewing compensation plans relating to our officers;
•interpreting and administering the Executive Incentive Plan (EIP), the Management Incentive Plan (MIP), the 2006 Omnibus Long-Term Incentive Plan (the 2006 Plan), the 2016 Omnibus Long-Term Incentive Plan (the 2016 Plan) and the 2025 Omnibus Long-Term Incentive Plan (the 2025 Plan);
•making recommendations to the Board with respect to compensation paid by the company to any director;
•overseeing any material risks arising from the Company’s compensation policies and practices; and
•overseeing the Company’s key human capital management strategies and policies, including those relating to workforce recruitment, retention and development.
The Compensation & Human Capital Committee also reviews and discusses with management the Compensation Discussion and Analysis required by SEC rules to be included in our proxy statement.
The Compensation & Human Capital Committee retains Meridian Compensation Partners, LLC as its independent compensation consultant. For a description of the process undertaken by the Compensation & Human Capital Committee to set compensation and the role of our independent compensation consultant in that process, please refer to the Section entitled “Compensation Discussion and Analysis” in this proxy statement.
The members of the Compensation & Human Capital Committee are Messrs. Fanning (Chair), Prokopanko, Styslinger and Willis, and Ms. Anderson. The Compensation & Human Capital Committee is composed solely of non-management directors who are “independent” within the meaning of the listing standards of the NYSE, SEC rules and regulations and the Director Independence Criteria. In addition, each Compensation & Human Capital Committee member is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

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Corporate Governance

Executive Committee
Members: Messrs. Hill (Chair), Fanning, Hall, O’Brien and Steiner and Ms. Quirk
The Executive Committee has the same powers as our Board, except as limited by the New Jersey Business Corporation Act. Pursuant to its charter, the Executive Committee’s primary function is to exercise the powers of the Board on urgent matters arising between regularly scheduled board meetings when a quorum of the full Board is not available. Members of the Executive Committee are Messrs. Hill (Chair), Fanning, Hall, O’Brien and Steiner and Ms. Quirk.

Finance Committee
Members: Messrs. Hall (Chair) and Steiner, and Mses. Hostetler and Quirk
The Finance Committee assists the Board in its oversight of the company’s actual and projected financial performance, capital structure and capital allocation, pension plans and 401(k) plans, and other matters of financial significance (e.g., acquisitions). The Finance Committee’s primary responsibilities under its written charter are:
•reviewing the company’s actual year-to-date financial performance, estimated full year financial performance and projected long-term financial performance;
•reviewing the company’s capital structure, liquidity, credit metrics and credit ratings relative to its objectives, capital allocation plans and strategies, and projected near-term financing requirements;
•reviewing and recommending to the Board the company’s proposals for dividend policy and dividend payments; and
•ensuring that the pension plans’ and 401(k) plans’ assets are managed in compliance with all applicable laws and regulations (e.g., ERISA), and reviewing the funded status of the pension plans to ensure compliance with minimum funding requirements under all applicable laws and regulations.
Every member of the Finance Committee is a non-management director who is “independent” within the meaning of the listing standards of the NYSE, SEC rules and regulations and the Director Independence Criteria. Members of the Finance Committee are Messrs. Hall (Chair) and Steiner, and Mses. Hostetler and Quirk.

Governance Committee
Members: Messrs. Steiner (Chair), Hall, Prokopanko, and Styslinger, and Ms. Hostetler
The Governance Committee is responsible for reviewing and assessing our policies and practices relating to corporate governance, including our Corporate Governance Guidelines. It also oversees plans for the succession of the CEO and other senior executives. The Governance Committee also provides oversight and direction to the company’s sustainability strategies, goals and policies, along with oversight of the company’s policies and practices regarding political expenditures, corporate political contributions, and trade association dues and payments. In addition, the Governance Committee serves as the nominating committee and is responsible for identifying and assessing director candidates, including making recommendations to our Board regarding such candidates. In fulfilling its responsibilities, the Governance Committee, among other things:

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Corporate Governance
•identifies individuals qualified to become Board members consistent with criteria established in its charter;
•recommends director nominees to our Board for the next Annual Meeting of Shareholders; and
•evaluates individuals suggested by shareholders as director nominees.
In recommending director nominees to the Board, the Governance Committee considers all of the factors listed under “Board Composition and Director Qualifications” set forth in this proxy statement.
The Governance Committee believes it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by the SEC rules, and for a substantial majority of the members of the Board to meet the definition of “independent” as defined by the listing standards of the NYSE, SEC rules and regulations and the Director Independence Criteria.
The Governance Committee also reviews our Board’s committee structure and recommends to our Board, for its approval, directors to serve as members of each committee. The Governance Committee is also responsible for overseeing the evaluations of the Board and its committees.
Members of the Governance Committee are Messrs. Steiner (Chair), Hall, Prokopanko, and Styslinger, and Ms. Hostetler. The Governance Committee is composed solely of non-management directors who are “independent” within the meaning of the listing standards of the NYSE, SEC rules and regulations and the Director Independence Criteria.

Safety, Health and Environmental Affairs Committee
Members: Messrs. O’Brien (Chair) and Willis, and Mses. Anderson and Kennard
The Safety, Health and Environmental Affairs Committee has the responsibility for reviewing our policies, practices and programs with respect to the management of safety, health and environmental affairs. It also monitors our compliance with safety, health and environmental laws and regulations and oversees operational risk. The Safety, Health and Environmental Affairs Committee is responsible for assisting the Board in identifying, monitoring, evaluating and responding to sustainability-related risks and opportunities.
Members of the Safety, Health and Environmental Affairs Committee are Messrs. O’Brien (Chair) and Willis, and Mses. Anderson and Kennard. Every member of this Committee is a non-management director who is “independent” within the meaning of the listing standards of the NYSE, SEC rules and regulations and the Director Independence Criteria.
ENTERPRISE RISK MANAGEMENT
Management
The company has a management risk committee that is led by senior corporate officers and draws on the subject matter expertise of senior managers from various functional departments and from line operations management. The management risk committee meets on a regular basis to discuss and evaluate enterprise risks facing the company. The committee develops mitigation plans in response to identified risks and monitors the implementation of such plans. The management risk committee makes regular reports to the Board and the Audit and Safety, Health and Environmental Affairs Committees.

29	2026 Proxy Statement

Corporate Governance
Board of Directors
Although the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, our Audit Committee focuses on financial risk, including internal controls, and cybersecurity risks, including the company’s use of artificial intelligence. Our Audit Committee also assists the Board in fulfilling its duties and oversight responsibilities relating to the company’s compliance and ethics programs. In addition, our Safety, Health and Environmental Affairs Committee assists the Board in fulfilling its responsibilities with respect to monitoring operational risks and compliance with safety, health and environmental laws and regulations and works closely with the company’s legal and regulatory groups; it also assists the Board in overseeing sustainability-related risks. Our Compensation & Human Capital Committee also assists the Board in fulfilling its oversight responsibilities to create long-term value for the company, while discouraging behavior that leads to excessive risk taking, as well as risks related to human capital management. Finally, our Finance Committee assists the Board in managing risk relating to investment of the company’s pension fund assets and debt/leverage risks. The Board is kept informed of its committees’ risk oversight and other activities through reports of the committees’ chairs to the Board. These reports are presented at Board meetings and include discussions of committee agenda topics. The Board also considers specific risk topics, including risks associated with our strategic plan, our capital structure, our development activities and other current risk topics and recommends responsive actions taking into account the immediacy of the risk assessed.
We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the company and that our Board structure supports this approach. To further illustrate our approach, the Board devotes significant time and attention to the oversight of cybersecurity and information security risks, and benefits from the technical expertise of certain of its members, namely Messrs. Fanning and Hall. In particular, the Audit Committee oversees management’s actions to identify and assess material issues related to artificial intelligence, cybersecurity and information security risks, including actions to mitigate such risks; annually reviews and approves our information security management policy and program; and receives regular updates from management on our information security management program and cyber risk profile. The company’s management risk committee is also focused on these matters. The company’s management and the Board and Board Committees also engage outside advisors where appropriate to assist in the identification, oversight, evaluation and management of the risks facing the company. These outside advisors include but are not limited to the company’s independent registered public accounting firm, external legal counsel and insurance providers, and the independent compensation consultant retained by the Compensation & Human Capital Committee. This collaboration between the Board, the Audit Committee and members of management ensures broad oversight of the evolving nature of cybersecurity and information security risks.
COMPENSATION & HUMAN CAPITAL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None.
TRANSACTIONS WITH RELATED PERSONS
Transactions in which the company participates and in which any related person of the company has a direct or indirect material interest are subject to our Business Conduct Policy and are subject to review, approval or ratification, as appropriate under the circumstances, by the company under the standards enumerated in the Business Conduct Policy. Each director, executive officer and director nominee of the company receives and agrees to abide by our Business Conduct Policy. We also require our directors and executive officers to complete a director and officer questionnaire annually that requires disclosure of any related party transactions.
In assessing the independence of its members, the Board considers any interests a director may have in any transactions in which the company participates. The Board also considers other entities with which the directors are affiliated and any business the company has done with such entities.

2026 Proxy Statement	30

Corporate Governance
Except as discussed below, since the beginning of our last fiscal year, no financial transactions, arrangements or relationships, or any series of them, were disclosed or proposed through our processes for review, approval or ratification of transactions with related persons in which (i) Vulcan was or is to be a participant, (ii) the amount involved exceeded $120,000, and (iii) any related person had or will have a direct or indirect material interest. A related person means any director, nominee for director, executive officer or 5% owner of our common stock or an immediate family member of any such person.
The company paid $11,282,986 in rent and royalty payments to Florida Rock Properties, Inc. (FRP) in 2025 in the ordinary course of its aggregates operations. Mr. Baker, our President, is a significant shareholder of FRP Holdings, Inc., the parent company of FRP.
The company paid the United States Postal Service $255,166 for mail-related goods and services in 2025. Mr. Steiner was appointed Postmaster General of the United States Postal Service during 2025. We do not believe Mr. Steiner had a direct or indirect material interest in the transaction that would impair his independence or status as a “non-employee” director or “outside director” under applicable rules of the NYSE, SEC or Code.
POLICY AGAINST HEDGING AND PLEDGING SECURITIES
Our insider trading policy prohibits our directors, executive officers and employees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of company securities granted as part of their compensation or held, directly or indirectly, by such person. Our insider trading policy also prohibits our directors, executive officers and employees from holding company securities in a margin account or pledging company securities as collateral for a loan.
SHAREHOLDER COMMUNICATION WITH OUR BOARD OF DIRECTORS
Our Board has established a process for shareholders and other interested parties to communicate directly with the independent lead director or with the non-management directors individually or as a group. Any shareholder or other interested party who desires to contact one or more of our non-management directors, including our Board’s independent lead director, may send correspondence to the following address:
Board of Directors (or lead director or name of individual director)
c/o Corporate Secretary
Vulcan Materials Company
1200 Urban Center Drive
Birmingham, Alabama 35242
All such communications will be forwarded to the appropriate director or directors specified in such communications as soon as practicable in accordance with the Policy on Shareholder Communications with the Board, adopted by the independent directors in February 2004.
POLICY ON REPORTING OF CONCERNS REGARDING ACCOUNTING MATTERS
Our Business Conduct Policy (available on our website at www.vulcanmaterials.com under the heading “Investor Relations” under the subheading “Corporate Governance”) sets forth our policies regarding reporting of accounting-related concerns or complaints (as well as reporting of other concerns or complaints) to our Compliance Officer or the Audit Committee.
Any shareholder or interested party who has any concerns or complaints relating to accounting, internal accounting controls or auditing matters, may contact the Audit Committee by writing to the following address:
Vulcan Audit Committee
c/o Corporate Secretary
Vulcan Materials Company
1200 Urban Center Drive
Birmingham, Alabama 35242

31	2026 Proxy Statement

Report of the Audit Committee
The Audit Committee of the Board is responsible for, among other things, reviewing the company’s financial statements with management and the company’s independent registered public accounting firm. The Audit Committee acts under a written charter which is available on our website at www.vulcanmaterials.com. Each member of the Audit Committee is an independent director as determined by our Board, based on the requirements of the NYSE, the SEC and our Director Independence Criteria.
The company’s management has the primary responsibility for the company’s financial statements and financial reporting process, including the system of internal controls. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles. Our independent registered public accounting firm also audits, in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB), the effectiveness of the company’s internal controls over financial reporting. The Audit Committee is responsible for monitoring and overseeing these processes.
In this context, the Audit Committee has reviewed and discussed the company’s audited financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountant its independence. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of any non-audit services is compatible with the firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the company and management.
Based on the reviews and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

Dated: February 18, 2026

Audit Committee
Kathleen L. Quirk, Chair
Thomas A. Fanning
Lydia H. Kennard
Richard T. O’Brien

The Report of the Audit Committee does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the company specifically incorporates the Report of the Audit Committee by reference therein.

2026 Proxy Statement	32

Independent Registered
Public Accounting Firm
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Aggregate fees billed to us for the fiscal years ended December 31, 2025 and 2024, by Deloitte & Touche LLP and its affiliates (all of which are subsidiaries of Deloitte, LLP, the United States member firm of Deloitte Touche Tohmatsu Limited) were as follows:

	2025 ($)	2024 ($)

Audit Fees(1)	3,676,375	3,906,000
Audit-Related Fees(2)	260,625	455,093
Tax Fees	—	—
All Other Fees	—	—
Total	3,937,000	4,361,093
(1)Consists of fees for the audit of our financial statements, including the audit of the effectiveness of our internal controls over financial reporting, reviews of our quarterly financial statements, comfort letters, consents, and other services associated with other SEC filings.
(2)Consists of fees for the audits of our employee benefit plans, subsidiary financial statements, and Agreed-Upon Procedures engagements.
PRE-APPROVAL OF SERVICES PERFORMED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the company’s independent registered public accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by the independent registered public accounting firm during the year.
During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting. The Audit Committee or the Chair of the Audit Committee pre-approved all audit, audit-related, tax and other services performed by Deloitte & Touche LLP during the fiscal year ended December 31, 2025.
No audit-related, tax or other services were rendered in 2025 pursuant to the de minimis exception to the pre-approval requirement set forth in Regulation S-X Rule 2-01(c)(7)(i)(C).

33	2026 Proxy Statement

Security Ownership of Certain
Beneficial Owners and Management
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following is information regarding persons known to us to have beneficial ownership of more than 5% of the outstanding common stock of the company, which is our only outstanding class of voting securities, as of the dates indicated in the footnotes below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of Shares)	Percent of Class

The Vanguard Group, Inc. 100 Vanguard Blvd Malvern, PA 19355	16,697,431(1)	12.6%
State Farm Mutual Automobile Insurance Company and Affiliates One State Farm Plaza Bloomington, IL 61710	10,920,981(2)	8.2%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	8,975,496(3)	6.8%
Principal Global Investors 711 High Street Des Moines, Iowa 50392	6,894,267(4)	5.2%
JPMorgan Chase & Co. 383 Madison Avenue New York, NY 10179	6,771,833(5)	5.1%
(1)Based on information contained in a Schedule 13G/A, filed with the SEC on April 30, 2025. The Vanguard Group (Vanguard) reports sole power to dispose (or direct the disposition of) 16,083,573 shares. Vanguard also reports shared power to vote (or direct the vote of) 161,720 shares and shared power to dispose (or direct the disposition of) 613,858 shares. Vanguard reports an aggregate amount of 16,697,431 shares beneficially owned.
(2)Based on information contained in a Schedule 13G/A, filed with the SEC on February 12, 2024, by State Farm Mutual Automobile Insurance Company and various affiliated entities (State Farm). State Farm reports sole power to vote (or direct the vote of) and dispose (or direct the disposition of) 9,666,685 shares and the shared power to vote (or direct the vote of) and dispose (or direct the disposition of) 1,254,296 shares. State Farm reports an aggregate amount of 10,920,981 shares beneficially owned. Each entity listed in the Schedule 13G expressly disclaims beneficial ownership as to all shares as to which such entity has no right to receive the proceeds of the sale of the security and disclaims that it is part of a group.
(3)Based on information contained in a Schedule 13G/A, filed with the SEC on April 24, 2025. BlackRock, Inc. (BlackRock) reports sole power to dispose (or direct the disposition of) 8,975,496 shares and sole power to vote (or direct the vote of) 8,225,242 shares. BlackRock reports an aggregate amount of 8,975,496 shares beneficially owned. Various persons have the right to receive, or the power to direct the receipt of, dividends and the proceeds from the sale of the company’s common stock. No one person’s interest in the company’s common stock is more than five percent of the total outstanding shares of common stock.
(4)Based on information contained in a Schedule 13G, filed with the SEC on August 12, 2025. Principal Global Investors reports shared power to vote (or direct the vote of) and shared power to dispose (or direct the disposition of) 6,894,267 shares.
(5)Based on information contained in a Schedule 13G, filed with the SEC on April 29, 2025. JPMorgan Chase & Co. (JPMorgan) reports sole power to dispose (or direct the disposition of) 6,705,296 shares and shared power to dispose (or direct the disposition of) 61,565 shares. JPMorgan reports sole power to vote (or direct the vote of) 5,841,937 shares and shared power to vote (or direct the vote of) 921 shares. JPMorgan reports an aggregate amount of 6,771,833 shares beneficially owned.

2026 Proxy Statement	34

Security Ownership
SECURITY OWNERSHIP OF MANAGEMENT
The following table sets forth information as of March 1, 2026 regarding beneficial ownership of the company’s common stock, our only outstanding class of equity securities, by each of our directors, each of our NEOs identified in the Summary Compensation Table on page 56 of this proxy statement, and our directors and executive officers as a group. We believe that, for each of the individuals set forth in the table below, such individual’s financial interest is aligned with the interests of our other shareholders because the value of such individual’s total holdings will increase or decrease in line with the price of our common stock.

	Amount and Nature of Beneficial Ownership (# of Shares)
Name of Beneficial Owner	Shares Owned Directly or Indirectly	Phantom Shares Held Pursuant to Plans	Total	Percent of Class

Non-Employee Directors(1)
Melissa H. Anderson	0	4,070	4,070	*
Thomas A. Fanning	0	20,748	20,748	*
O. B. Grayson Hall, Jr.	0	14,572	14,572	*
Cynthia L. Hostetler	0	11,719	11,719	*
Lydia H. Kennard	1,457	827	2,284	*
Richard T. O’Brien	3,201	21,703	24,904	*
James T. Prokopanko	0	22,728	22,728	*
Kathleen L. Quirk	0	13,501	13,501	*
David P. Steiner	5,000	15,069	20,069	*
Lee J. Styslinger, III	4,002	27,654	31,656	*
George A. Willis	3,201	1,137	4,338	*

CEO and Other NEOs(2)	Shares Owned Directly or Indirectly		Exercisable Options/ SOSARs	Deferred LTI Payments	Total	Percent of Class

Tom Hill	41,044	(3)	141,404	49,149	231,597	*
Tom Baker	62,781	(4)	25,634	0	88,415	*
David Clement	12,019	(5)	13,484	5,066	30,569	*
Mary Andrews Carlisle	14,737	(6)	11,951	0	26,688	*
Ronnie Pruitt	20,916		11,301	0	32,217	*
All Directors and Executive Officers as a group (20 persons)					671,945	0.65%
*Less than 1% of issued and outstanding shares of the company’s common stock.
(1)Beneficial ownership for our non-employee directors includes all shares held of record or in street name and, if noted, by trusts or family members. The amounts also include non-forfeitable phantom shares settled in stock accrued under the Directors’ Deferred Compensation Plan, as well as Deferred Stock Units (DSUs) and RSUs awarded under the 2006 Plan, the 2016 Plan and the 2025 Plan.

35	2026 Proxy Statement

Security Ownership
(2)Beneficial ownership for the executive officers includes shares held of record or in street name and, if noted, by trusts or family members. The amounts also include shares that may be acquired upon the exercise of options which are presently exercisable or that will become exercisable on or before April 30, 2026, shares credited to the executives’ accounts under our 401(k) Plan and any long-term incentive (LTI) payments from DSUs, PSUs and RSUs that may have been deferred into the Executive Deferred Compensation Plan.
(3)Includes 529 shares held in 401(k) plan and excess benefit plan.
(4)Includes 180 shares held in 401(k) plan and excess benefit plan and 3,108 shares held indirectly in trusts.
(5)Includes 1,091 shares held in 401(k) plan and excess benefit plan.
(6)Includes 2,273 shares held in 401(k) plan and excess benefit plan.

2026 Proxy Statement	36

Equity Compensation Plans
The table below sets forth information regarding the number of shares of our common stock authorized for issuance under our equity compensation plans as of December 31, 2025.
EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)

Equity compensation plans approved by security holders(1):
2006 Omnibus Long-Term Incentive Plan(2)
Stock-Only Stock Appreciation Rights	3,000	$92.69
Deferred Stock Units for Non-employee Directors	41,986
Total 2006 Omnibus Long-Term Incentive Plan	44,986		0(2)
2016 Omnibus Long-Term Incentive Plan
Stock-Only Stock Appreciation Rights	359,754	$189.15
Performance Share Units	330,072
Restricted Stock Units	240,835
Deferred Stock Units for Non-employee Directors	37,268
Restricted Stock Units for Non-employee Directors	33,936
Total 2016 Omnibus Long-Term Incentive Plan	1,001,865	$189.15	0(2)
2025 Omnibus Long-Term Incentive Plan
Stock Only Stock Appreciation Rights	0	0
Performance Share Units	340
Restricted Stock Units	11,848
Restricted Stock Units for Non-employee Directors	7,187
Total 2025 Omnibus Long-Term Incentive Plan	19,375	0	8,165,125
Equity compensation plans not approved by security holders	NONE		NONE
Total of All Plans	1,066,226		8,165,125
(1)All of the company’s equity compensation plans have been approved by the shareholders of the company. Column (A) sets forth the number of shares of common stock issuable upon the exercise of options, warrants or rights outstanding under the 2006 Plan, the 2016 Plan and the 2025 Plan. The weighted-average exercise price of outstanding stock options is shown in Column (B). The remaining number of shares that may be issued under the equity compensation plans are shown in Column (C).
(2)Future grants will not be made under these plans. These plans will be used only for the administration and payment of grants that were outstanding when the 2025 Plan was approved.

37	2026 Proxy Statement

Compensation Discussion
and Analysis
EXECUTIVE SUMMARY
The Compensation Discussion and Analysis describes the company’s executive compensation philosophy and programs for our named executive officers (NEOs). The company’s NEOs for 2025* were:

Name	Principal Position for 2025

J. Thomas Hill	Chairman and Chief Executive Officer
Ronnie A. Pruitt	Chief Operating Officer
Thompson S. Baker, II	President
David P. Clement	Senior Vice President
Mary Andrews Carlisle	Senior Vice President and Chief Financial Officer
*As previously announced by the company on October 13, 2025, effective January 1, 2026, Mr. Pruitt was appointed Chief Executive Officer and elected as a member of the Board, and Mr. Hill was elected Executive Chairman of the Board.
Our Mission
Vulcan’s unwavering commitment to reliability, quality and customer service has long provided us with a competitive edge, and we remain well-positioned as an industry leader. Vulcan’s mission drives every aspect of our business, including the pay-for-performance philosophy of our executive compensation program. We believe that our approach to executive compensation appropriately aligns management’s interests with those of our shareholders and other stakeholders and encourages a focus on driving long-term, sustainable shareholder value.

2026 Proxy Statement	38

Compensation Discussion and Analysis
2025 Performance
Financial Performance
Our aggregates-led business delivered another year of strong earnings growth and margin expansion. Total revenue increased 7%, Net earnings attributable to Vulcan increased 18%, and Adjusted EBITDA1 improved 13%. Through a consistent focus on commercial and operational execution, we continue to deliver attractive organic growth and expand our industry-leading aggregates gross profit per ton (which increased 5% to $8.66 per ton) and aggregates cash gross profit per ton1 (which increased 7% to $11.33). The resulting strong cash generation, coupled with disciplined M&A and portfolio management, positions us well to continue compounding results and creating value for our shareholders in 2026 and beyond. We continue to maintain a strong and flexible financial position, and we are confident in our ability to deliver strong results into the future.

Total Revenue ($ in millions)	Net Earnings Attributable to Vulcan ($ in millions)	Adjusted EBITDA(1) ($ in millions)

(1)Adjusted EBITDA and aggregates cash gross profit per ton are non-GAAP financial measures. We provide a reconciliation of these non-GAAP financial measures to their respective most directly comparable GAAP financial measure in Annex A to this proxy statement.
Safety Performance
Our relentless focus on safety in 2025 helped us achieve a level of 0.99 MSHA/OSHA injuries per 200,000 hours worked, and an MSHA citation rate of 0.72 compared to an industry average of 1.79. By prioritizing the elimination of high-gravity risks, we drove a 52% year-over-year increase in focused field engagements. This proactive engagement directly resulted in a 48% reduction in actual and potential serious injuries and fatalities compared to the previous year. Our safety performance underscores our strong culture, which is bolstered by an engaged workforce that believes in employee ownership of safety and operational performance. We believe that the more engaged our managers are with their teams and the more engaged our employees are with each other, the safer and more effective our operations will become. In addition, each NEO’s short-term performance-based bonus is dependent, in part, on the company’s safety performance and may be adjusted up or down as much as 20% of target based on measurable performance in safety.

MSHA Reportable and OSHA Recordable Combined Injury Rate Incidents per 200,000 Work Hours

39	2026 Proxy Statement

Compensation Discussion and Analysis
EXECUTIVE COMPENSATION PHILOSOPHY
Compensation Principles
The dedication and performance of our employees, including our NEOs, enable us to accomplish our corporate goals. The compensation program for our NEOs is intended to motivate them to achieve Vulcan’s strategic objectives and operational plans while adhering to our high ethical business standards and creating shareholder value.
Vulcan’s executive compensation program is centered on a pay-for-performance philosophy, which aligns executive compensation with shareholder value and ultimately impacts our compensation program design.

Our Three Compensation Principles

Link a significant portion of compensation to performance.
We believe that compensation levels should reflect performance—both Vulcan’s performance and the NEO’s performance. This is accomplished by:
•Motivating, recognizing and rewarding excellence
•Paying short-term cash incentives based upon company financial performance and individual performance
•Linking long-term incentives to company stock performance through the use of Performance Share Units (PSUs), Restricted Stock Units (RSUs) and Stock-Only Stock Appreciation Rights (SOSARs)

Maintain competitive compensation levels.
We strive to offer programs and levels of compensation that are competitive with those offered by industrial companies of similar size, value and complexity in order to attract, retain and reward our NEOs.

Align management’s interests with those of shareholders.
Our program encourages NEO retention and motivates our NEOs to increase long-term shareholder value by granting long-term equity-based awards each year and tying short-term cash incentives to the achievement of economic profit targets closely aligned with the creation of shareholder value.

Our NEOs are primarily rewarded through performance-based cash and equity incentive awards, with only a small portion of their overall compensation awarded in the form of base salary. This serves to both encourage and recognize strong company performance and stock price growth, further driving shareholder value.
Long-term equity incentives are awarded through a combination of PSUs, RSUs and SOSARs in order to tie executive compensation more closely to company performance. The diagrams below depict each element of target compensation expressed as a percentage of total target direct compensation for our Chief Executive Officer and other NEOs, expressed as an average, for 2025.

Short-Term Cash Incentive	Performance Shares (1)

Restricted Stock (1)	SOSARs (1)

Salary
(1)SOSARs refers to Stock-Only Stock Appreciation Rights. Restricted Stock refers to RSUs. Performance Shares refers to PSUs.

2026 Proxy Statement	40

Compensation Discussion and Analysis
Key Pay Elements
The following chart summarizes the key pay elements for our NEOs. The Compensation & Human Capital Committee generally targets each element of compensation for our NEOs within a market range of practices around the 50th percentile of the market as determined by a benchmarking analysis of total compensation relative to market data, subject to individual variation based on the Compensation & Human Capital Committee’s assessment of each executive’s performance, experience and responsibilities as well as internal equity considerations. Each element is described in detail beginning on page 45 in the Section “Elements of Compensation.”

	Compensation Element		Purpose	How It Links to Performance

Fixed	Base Salary		To provide competitive levels of fixed pay to attract and retain executives	Reviewed annually in light of individual performance, level of responsibility, knowledge and experience, and competitive market compensation practices
Cash

At-Risk	Short-Term Cash Incentive		To motivate and reward the achievement of annual financial and other performance goals	Variable and based on pre-established company performance goals as measured by EBITDA EP* as well as the company's safety performance and individual performance
Cash

	Long-Term Incentive Awards		To motivate and reward long-term company performance that maximizes shareholder value	Variable and based on both company and stock price performance
Equity

* EBITDA Economic Profit (EBITDA EP) is a non-GAAP financial measure. See Annex A for a reconciliation of non-GAAP financial measures to their respective most directly comparable GAAP financial measure.
Shareholder Engagement and Say on Pay Results
At our 2025 Annual Meeting of Shareholders, over 96% of the votes cast were in favor of the advisory vote to approve the compensation of our NEOs (“Say on Pay” vote). We believe the results of the 2025 Say on Pay vote demonstrate continued strong shareholder support for our current compensation program. Furthermore, during our shareholder engagement discussions over the course of 2025 and early 2026, shareholders were generally supportive of our executive compensation program and the accompanying disclosures.

We value the views of our shareholders and believe ongoing engagement is important to ensuring that our executive compensation program remains aligned with their interests.

41	2026 Proxy Statement

Compensation Discussion and Analysis
Compensation Practices
Our compensation program incorporates best practices that we believe drive performance, while mitigating risk and aligning the interests of our executives with those of our shareholders. The table below highlights key features of our compensation practices.

WHAT WE DO	WHAT WE DON’T DO

•Tie pay to performance by ensuring that a significant portion of NEO compensation is variable and performance-based
•Apply a market based approach for determining target compensation
•Utilize PSUs as a substantial portion of long-term incentive awards
•Apply “double-trigger” change of control vesting requirement for long-term incentive awards
•Require substantial share ownership under our stock ownership guidelines
•Prohibit transactions by our directors and officers intended to hedge or offset the market value of Vulcan stock owned by them
•Subject cash and equity-based incentive compensation to a clawback policy
•Consider feedback provided by our shareholders related to executive compensation matters

•Provide employment contracts for our executives
•Permit repricing of stock options or SOSARs without shareholder approval
•Allow pledging by our directors and officers of Vulcan shares as collateral for loans or any other purpose
•Provide excessive change of control benefits. Our Change of Control Agreements do not provide for:
–“Single-trigger” vesting of long-term incentive awards;
–Inclusion of long-term incentive value in the calculation of cash severance; or
–Excise tax gross-ups

The Role of Individual Performance
Each NEO’s base salary and annual bonus is determined through thoughtful consideration of individual performance, company performance, competitive market pay and individual responsibilities and experience.
CEO Evaluation
With respect to our CEO, the independent members of our Board use a formal process for evaluating his performance. Each Board member provides a written evaluation in the areas of leadership, strategic planning, financial performance, safety performance, customer relations, personnel management, communications, board relations and overall performance. In its performance deliberations, the Compensation & Human Capital Committee has access to this input from the full Board and independently assesses the CEO’s performance.
Other NEOs Evaluation
For our NEOs other than our CEO, the Compensation & Human Capital Committee reviews performance reports, as prepared by our CEO. Individual performance is based primarily on the extent to which each NEO achieves a series of set goals throughout the period.

Our compensation program is intended to motivate our NEOs to achieve Vulcan’s strategic goals and operational plans while adhering to our high ethical business standards and creating shareholder value.

2026 Proxy Statement	42

Compensation Discussion and Analysis
Together, Vulcan’s NEOs made impactful contributions to the continued success of the organization in 2025, as evidenced by the following accomplishments:
•Delivering Adjusted EBITDA* of $2,323.6 billion and expanding Adjusted EBITDA margin by 160 basis points;
•Expanding our industry-leading aggregates cash gross profit per ton* by 7% by executing the Vulcan Way of Selling and the Vulcan Way of Operating; and
•Maintaining a strong balance sheet and liquidity profile, providing us with flexible capacity to support future growth.
In addition to their role in driving the above results, the following are notable individual accomplishments of each NEO in 2025:

Tom Hill
Chairman and Chief Executive Officer

Mr. Hill’s Accomplishments During the Year Included:
•Together with our Board of Directors, successfully implementing succession plan with respect to senior leadership;
•Leading the organization to achieve a level of 0.99 MSHA/OSHA combined injury incidents per 200,000 hours worked and an MSHA citation rate of 0.72, through a focus on serious incident prevention via engagements and observations;
•Executing the Vulcan Way of Selling and the Vulcan Way of Operating, as evidenced by increased aggregates cash gross profit per ton*; and •Continuing portfolio optimization efforts.

Ronnie Pruitt
Chief Operating Officer

Mr. Pruitt’s Accomplishments During the Year Included:
•Elevating our safety culture to achieve a level of 0.99 MSHA/OSHA combined injury incidents per 200,000 hours worked and an MSHA citation rate of 0.72, through a focus on serious incident prevention via in-person engagements and field safety observations;
•Leading the development and implementation of strategic growth plans for each Division and providing ongoing coaching and mentoring to Division Presidents;

•Engaging in ongoing people strategy meetings to focus attention on attracting, retaining, and developing our people in support of our corporate and division leadership succession planning strategy;
•Driving the enterprise-wide execution of the Vulcan Way of Selling (as evidenced by increased average sales price) and operating efficiencies (as evidenced by increased aggregates cash gross profit per ton*); and
•Participating in shareholder outreach.

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Compensation Discussion and Analysis

Tom Baker
President

Mr. Baker’s Accomplishments During the Year Included
•Leading the organization to achieve a level of 0.99 MSHA/OSHA combined injury incidents per 200,000 hours worked and an MSHA citation rate of 0.72, through a focus on serious incident prevention via engagements and observations;
•Achieving a citation free inspection rate of 99% through continuous improvement of our environmental programs as well as a focus on support for our operations personnel;

•Continuing executive leadership of the Vulcan Way of Operating with a focus on developing enterprise-wide scorecards and trainings to assist with continued implementation and adoption; and
•Providing executive leadership to the Vulcan Way of Operating Leadership Team, which advances the Vulcan Way of Operating across the enterprise.

David Clement
Senior Vice President

Mr. Clement’s Accomplishments During the Year Included:
•Implementing a process for long-term major capital expenditures to ensure that annual projections are aligned with projected capital availability;
•Providing executive leadership to the Operations and Support function by embedding the Vulcan Way of Operating tenets in our operations culture;

•Developing the Vulcan Way of Operations Training to transfer knowledge with respect to critical skills; and
•Assisting with enterprise-wide digital transformation efforts by advancing pilot for equipment asset management platform.

Mary Andrews Carlisle
Senior Vice President and Chief Financial Officer

Ms. Carlisle’s Accomplishments During the Year Included:
•Growing Adjusted EBITDA* by 13% and aggregates cash gross profit per ton* by 7%;
•Advancing a multi-year technology roadmap by selecting a system integrator and establishing project requirements and timeline;

•Maintaining a strong and flexible balance sheet and liquidity profile with leverage at 1.9x, ample excess liquidity, and flexible capacity to support growth; and
•Increasing shareholder outreach through a combination of conferences, non-deal roadshows, quarry tours to showcase our Vulcan Way of Selling and Vulcan Way of Operating disciplines, sustainability outreach, and other targeted meetings.

*Adjusted EBITDA, Adjusted EBITDA margin and aggregates cash gross profit per ton are non-GAAP financial measures. We provide a reconciliation of these measures to the most directly comparable GAAP financial measure in Annex A to this proxy statement

2026 Proxy Statement	44

Compensation Discussion and Analysis
ELEMENTS OF COMPENSATION
The elements of our executive compensation program, all of which are discussed in greater detail below, include:
Total Direct Compensation Elements:
•Base salary
•Short-term performance-based cash incentive
•Long-term equity incentives
Other Compensation Program Elements:
•Benefits and perquisites
•Change of control agreements
•Retirement benefits
Base Salary
The base salary element of our compensation program is designed to be competitive with compensation paid to similarly-situated, competent and skilled executives employed at peer organizations.
The Compensation & Human Capital Committee uses the following factors to determine if base salary adjustments are appropriate for our NEOs:
•Performance relative to the pre-established goals and objectives in his or her areas of responsibility
•Changes in responsibilities
•Overall managerial effectiveness with respect to leadership planning, personnel development, communications, strategy execution and similar matters
•Competitive pay levels for similarly-situated executives set forth in compensation surveys and within our peer group
•Level of expertise and potential for future contributions to the company, retention risks and equity within our overall salary program
•Economic environment and its impact on the company
We review the base salaries of the NEOs annually and also at the time of any promotion or change in responsibilities. The following table sets forth the annual base salary of each of our NEOs as of December 31, 2025, as well as each NEO’s year-over-year percentage increase in base salary:

Name	Position	2024 Salary ($)	2025 Salary ($)	Year-Over-Year Increase (%)

Tom Hill	Chairman and Chief Executive Officer	1,235,000	1,235,000	0.0%
Ronnie Pruitt	Chief Operating Officer	760,000	798,000	5.0%
Tom Baker	President	800,000	800,000	0.0%
David Clement	Senior Vice President	600,000	616,000	2.7%
Mary Andrews Carlisle	Senior Vice President and Chief Financial Officer	675,000	702,000	4.0%

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Compensation Discussion and Analysis

To further our goal of aligning the executives’ interests with those of our shareholders, we generally reward superior performance through our short-term cash incentive program and long-term equity-based incentives rather than through base salary.

Short-Term Performance-Based Incentive
Our short-term cash incentive program is designed to motivate our executives, including the NEOs, and reward them with cash payments for achieving quantifiable results versus pre-established business and individual performance goals. We pay short-term incentives to all of our NEOs under the shareholder-approved Executive Incentive Plan (EIP).
At the beginning of the plan year, the Compensation & Human Capital Committee determined the target bonus as well as the maximum bonus payable for each NEO; the bonus methodology is described in greater detail in the following sections. Target bonus opportunities (expressed as a percentage of salary) were determined based on market benchmarking of comparable roles as prepared by our independent compensation consultant as well as internal equity considerations. Maximum bonus opportunities are set equal to 250% of the target.
Measuring Financial Performance
The Compensation & Human Capital Committee used EBITDA Economic Profit (EBITDA EP*), i.e., Adjusted EBITDA* less a charge for capital employed in the business, as its short-term financial incentive metric in determining the actual short-term incentive amount payable to each NEO. The capital charge is determined by applying the company’s weighted average cost of capital to invested capital during the year. The purpose of this metric is to capture all costs of operating the enterprise, both operating expenses reflected on the income statement as well as a sufficient rate of return for the capital deployed in the business. We believe this metric provides an incentive for management to carefully consider deployment of capital to the extent the company increases capital expenditures during the current economic cycle.
The operating capital charge is based on the company’s average assets and liabilities associated with Adjusted EBITDA EP multiplied by the estimated pretax cost of capital. Changes in EBITDA EP positively correlate with changes in shareholder value better than other commonly used financial performance measures.
Goal Setting & Financial Performance
The building materials industry is cyclical and susceptible to commodity price variations. These factors can have a material effect on business outcomes but are outside the direct control of management. To properly contend with these variables, goals are set using a consistent formula based on performance during the preceding three years, weighted most heavily on the most recent fiscal year, adjusted for certain gains on sales of property or assets. Accordingly, the 2025 EBITDA EP* target was $1,042.5 million. The Compensation & Human Capital Committee authorized short-term incentive payouts for 2025 based on EBITDA EP* of $1,227.0 million, which was $184.5 million above the target.
Safety Performance
The Compensation & Human Capital Committee also considered the company’s safety performance when determining final earned bonuses for our NEOs. In 2022, the company changed the short-term safety bonus metrics to reflect both lagging indicator (MSHA/OSHA combined incident injury rate) and leading indicator (fatality prevention) performance metrics. The safety bonus metrics may increase or decrease each NEO’s bonus multiple by up to 20 points. A bonus multiple point is equal to 1% of the NEO’s target bonus.

2026 Proxy Statement	46

Compensation Discussion and Analysis
For 2025, the company achieved an MSHA/OSHA combined incident injury rate (excluding incidents that occurred on a public roadway where the company’s driver was not at fault and incidents from recent acquisitions) of 0.89 for every 200,000 employee hours worked. Based on the company’s MSHA/OSHA injury rate experience for the year (excluding incidents that occurred on a public roadway where the company’s driver was not at fault and incidents from recent acquisitions), facilities having completed 100% of their serious injury and fatality prevention observations and engagements, and facilities having completed 99% of the executive reviews related to serious or potentially serious incidents, each NEO received an increase of 7.4 points to the performance bonus multiple used to calculate his or her bonus for 2025.
The table below shows the target bonus and the short-term incentive paid to each NEO based on 2025 company and individual performance. Under the EIP, bonus payments may be up to four times each NEO’s target amount (but not to exceed $7 million). However, the maximum bonus allowed by the Compensation & Human Capital Committee equals 2.5 times the NEO’s target bonus. Earned bonuses did not exceed the maximum bonuses.

Name	Base Salary ($)	“Target Bonus” as a Percentage of Base Salary (%)	Target Bonus Amount ($)	Cash Bonus Paid Based on 2025 Performance ($)

Tom Hill	1,235,000	160%	1,976,000	3,043,000
Ronnie Pruitt	798,000	100%	798,000	1,228,900
Tom Baker	800,000	100%	800,000	1,232,000
David Clement	616,000	85%	523,600	806,300
Mary Andrews Carlisle	702,000	95%	666,900	1,027,000
*EBITDA, Adjusted EBITDA, EBITDA EP and Adjusted EBITDA EP are non-GAAP financial measures. See Annex A for a reconciliation of non-GAAP financial measures to their respective most directly comparable GAAP financial measure.
Long-Term Equity Incentives
Our long-term equity incentive compensation program rewards the NEOs based on the future performance of the company by motivating the creation of shareholder value. The goals of the long-term incentive program are to:
•Ensure NEOs’ financial interests are aligned with our shareholders’ interests
•Motivate decision-making that improves financial performance over the long-term
•Recognize and reward superior financial performance of the company
•Provide a retention element to our compensation program
•Promote compliance with the stock ownership guidelines for executives
Based on data and analysis from its independent compensation consultant and internal equity considerations, the Compensation & Human Capital Committee establishes a target long-term equity incentive opportunity, expressed as a percentage of each NEO’s base salary, to be used when granting long-term equity awards.
Our 2016 and 2025 Plans, approved by our shareholders at our 2016 and 2025 Annual Meetings of Shareholders, respectively, provide for the grant of multiple types of awards, including those listed below, that the Compensation & Human Capital Committee may use, at its discretion, for granting long-term incentives:
•stock options
•SOSARs
•PSUs
•RSUs

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Compensation Discussion and Analysis
In recent years, the Compensation & Human Capital Committee has used a combination of PSUs, RSUs and SOSARs for annual equity incentive grants to our NEOs.
2025 Long-Term Incentive Grants
Annually at its February meeting, the Compensation & Human Capital Committee grants long-term incentive awards. All such equity-based awards are valued on the date of the grant. Typically, equity-based incentive grants are only made annually unless a hire or promotion occurs during the year.
The Compensation & Human Capital Committee generally grants a combination of equity-based awards that produce an award value (Target LTI) on the date of the grant that falls between the 50th and 75th percentile of the market of awards made to similarly-situated executives determined by our competitive market analysis. However, the Compensation & Human Capital Committee may make adjustments each year to the number of units granted based on its assessment of each executive’s performance, experience and responsibilities, as well as internal equity considerations.
In 2025, the Compensation & Human Capital Committee approved annual long-term incentive grants to the NEOs in the form of PSUs (60% of Target LTI value), RSUs (20% of Target LTI value) and SOSARs (20% of Target LTI value).
The table below shows the target long-term incentive amount of each NEO:

Name	Base Salary ($)	“Target LTI” as a Percentage of Base Salary (%)	Target LTI Amount ($)

Tom Hill	1,235,000	800%	9,880,000
Ronnie Pruitt	798,000	345%	2,753,100
Tom Baker	800,000	390%	3,120,000
David Clement	616,000	190%	1,170,400
Mary Andrews Carlisle	702,000	275%	1,930,500
A summary of all long-term incentive (LTI) grants made to NEOs in 2025 is as follows:

	2025 Annual Grants			Total LTI Grants
Name	SOSARs	PSUs	RSUs

Tom Hill	18,820	23,540	7,850	50,210
Ronnie Pruitt	5,240	6,560	2,190	13,990
Tom Baker	5,940	7,430	14,150	27,520
David Clement	2,230	2,790	6,885	11,905
Mary Andrews Carlisle	3,680	4,600	1,530	9,810
These awards are also reflected in the Summary Compensation Table on page 56 and the Grants of Plan-Based Awards table on page 58.

2026 Proxy Statement	48

Compensation Discussion and Analysis
Performance Share Units
PSUs, which comprised 60% of each NEO’s target LTI award in 2025 (with the exception of Messrs. Baker and Clement, who each received an RSU retention grant in 2025), provide an opportunity for our executives to earn Vulcan stock if performance goals established by the Compensation & Human Capital Committee are met over a three-year performance period. For PSUs granted in 2025, performance will be measured 50% based on the company’s total shareholder return (TSR) percentile rank relative to the TSR of the S&P 500, and 50% based on the company’s growth rate of Aggregates Cash Gross Profit per ton3, each averaged over the three-year period ending December 31, 2027.
The Compensation & Human Capital Committee chose the S&P 500 as the comparison group for relative TSR performance because it is a broad and market index representative of investors’ alternative capital investment opportunities. Vulcan is also a member of the S&P 500. The Compensation & Human Capital Committee believes that our annual average growth rate of Aggregates Cash Gross Profit per ton adds balance to our PSU program by including an internal financial measure in combination with our historical use of relative TSR. The Committee views our Aggregates Cash Gross Profit per ton as an important measure of our long-term financial performance that further aligns our compensation program with company performance. Performance goals for Aggregates Cash Gross Profit per ton were established based on our historical results through the economic cycle and generally remain consistent with each grant.
The following table shows the payout percentage of 2025 PSUs that may vest over the three-year period based on potential levels of performance:
Performance Share Unit Payment Table(1)

Three-Year Average TSR Percentile Rank Relative to S&P 500 Index	% of PSUs Payable(2)	+	Average Annual Growth Rate Aggregates Cash Gross Profit(3) Per Ton	% of PSUs Payable(2)

75th or greater (Maximum)	100		9.5% or greater (Maximum)	100
50th (Target)	50		4.5% (Target)	50
25th (Threshold)	12.5		0.5% (Threshold)	12.5
Less than 25th	0		Less than 0.5%	0
(1)If the company’s three-year average TSR relative to the S&P 500 Index is at the 50th percentile, one half of the full award is paid. If the company’s three-year average annual growth rate of Aggregates Cash Gross Profit per ton is 4.5%, the remaining one half of the full award is paid. The payout is adjusted incrementally for performance above and below target and can range from 0% to 200%.
(2)Payouts are interpolated for returns between threshold and target, and target and maximum. Payment is made in the form of Vulcan common stock.
(3)Aggregates Cash Gross Profit per ton is a non-GAAP financial measure. See Annex A for a reconciliation of non- GAAP financial measures to our results reported under GAAP.
Stock-Only Stock Appreciation Rights
SOSARs are stock option-like instruments. SOSARs, which comprised 20% of each NEO’s target LTI award in 2025 (with the exception of Messrs. Baker and Clement), provide value to the executives only if the market value of our common stock appreciates above the grant date exercise price. If not, the instrument will expire at the end of its term and be forfeited. SOSARs entitle the recipient to receive, at the time of exercise, shares of Vulcan stock with a market value equal to the excess of the market price of Vulcan stock on the date the SOSARs are exercised, over the exercise price (the closing price of Vulcan stock on the date of grant) multiplied by the number of SOSARs exercised. SOSARs have a ten-year term and vest at a rate of one-third annually over the first three years of the term.
Restricted Stock Units
RSUs, which comprised 20% of each NEO’s target LTI award in 2025 (with the exception of Messrs. Baker and Clement), provide value through long-term stock price performance, thus aligning the interests of our executives with those of our shareholders. RSUs vest on the third anniversary of the grant date and are then paid in the form of Vulcan common stock.

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Compensation Discussion and Analysis
Payments of Prior Grants
In February 2025, all of the NEOs received payment for PSUs that were granted in 2022, which vested on December 31, 2024, based on our results relative to the established performance criteria. These PSUs were paid out at 180.1% of the original grant amount. One-half of the PSU payment percentage of 180.1% was based on TSR performance of our common stock relative to the TSR performance of the companies that comprised the S&P 500 Index during the three-year performance period, and one-half of the PSU payment percentage was based on the company’s growth rate of Aggregates Cash Gross Profit per ton during the three-year performance period.
Payment Calculation for PSUs Granted in 2022 and Paid February 7, 2025

Name	Units Granted in 2022 (#)	Percentage Payable (%)	Units Payable (#)

Tom Hill	22,000	180.1%	39,622
Ronnie Pruitt	2,900	180.1%	5,223
Tom Baker	6,500	180.1%	11,707
David Clement	2,900	180.1%	5,223
Mary Andrews Carlisle	3,600	180.1%	6,484
Benefits and Perquisites
NEOs participate in each of the benefit plans or arrangements that generally are made available to all salaried employees, including medical, dental, vision and benefits and life, accidental death and disability insurance. Additionally, NEOs may participate in an executive health program and executive financial planning services.
We provide individual long-term disability coverage for our NEOs that insures base salary and target bonus in excess of that insured under the group contract up to a maximum of $700,000 in covered compensation.
We reimburse NEOs for qualified expenses incurred while using personal vehicles for company business based on a fixed and variable rate reimbursement program.
We also make the company-owned aircraft available to the CEO and other senior executives for business travel. In addition, the aircraft is available to the CEO for personal use, subject to the policy described below. In certain limited circumstances, such as when a particular use is incidental to company business or is otherwise extraordinary (e.g., a medical emergency), an NEO may use the aircraft for personal travel without reimbursement to the company, provided that such use is considered for inclusion in the applicable NEO’s taxable income for the year.
Pursuant to a Board-approved policy, the CEO is permitted to use the company’s corporate aircraft for personal travel outside of the aforementioned limited circumstances, without reimbursement to the company, up to a maximum value of $150,000 per year. Mr. Hill used the company-owned aircraft for such personal reasons in 2025 on 22 occasions, and the cumulative amount attributable to those uses did not exceed $150,000.
In addition, in 2025, Mr. Pruitt used the aircraft for personal use on 6 occasions, and Mr. Baker used the aircraft for personal use on 3 occasions. Mr. Clement and Ms. Carlisle did not use the aircraft for personal use.
In accordance with the company’s policy, none of the flights mentioned above required reimbursement to the company, and each was considered for inclusion in the applicable NEO’s taxable income for the year.
We do not provide other significant perquisites to the NEOs.
The Compensation & Human Capital Committee reviews our policies and determines whether and to what extent perquisites should be modified or continued.

2026 Proxy Statement	50

Compensation Discussion and Analysis
Change of Control Agreements
Vulcan has entered into Change of Control Employment Agreements (COC Agreements) with each of the NEOs. Each of the COC Agreements covers a term of three years and will be automatically extended annually for subsequent three-year terms unless Vulcan gives prior notice of non-extension.
In the event of a change of control, the COC Agreements entitle the executives to continue employment with Vulcan for two years following the change of control, during which time period the executive will continue to hold a position and duties, and receive compensation and benefits, commensurate with the practices in effect during the four-month period prior to the change of control.
Severance benefits under each COC Agreement will be payable following a qualifying termination (termination by the executive for good reason or by Vulcan without cause) that occurs within two years following (or prior to, but in connection with) a change of control. A change of control is defined to include: (a) the acquisition of 30% or more of the outstanding Vulcan stock or voting power by an individual, entity or group; (b) a change in the majority of the board of directors of Vulcan that is not endorsed by the incumbent board of directors; (c) consummation of a reorganization, merger, consolidation or similar corporate transaction that results in a new group holding at least 50% of the beneficial ownership of the outstanding Vulcan stock or voting power; and (d) approval by Vulcan shareholders of a complete liquidation or dissolution of the company.
The COC Agreements provide for a payment of three times the sum of base salary and average bonus upon a change of control.
We entered into the COC Agreements with our NEOs to provide for retention and continuity in order to minimize disruptions during a pending or anticipated change of control. For a detailed description of these change of control benefits, refer to “Change of Control Agreements and Related Cash Severance Benefits” on page 65.
Retirement Benefits
Retirement benefits are an important component of our executive compensation program. We offer employees, including our NEOs, a program that provides the opportunity to accumulate income for retirement. We periodically review our benefits program against our peer group with the goal of ensuring that our program remains competitive. The key components of our retirement program are as follows:

Benefit	Background

Retirement Plan
The Vulcan Materials Company Pension Plan (Pension Plan) (the Chemicals and Salaried Pension Plans were merged effective November 30, 2020) covers all salaried employees of the company hired prior to July 15, 2007. Messrs. Hill and Clement and Ms. Carlisle are eligible to participate in the Pension Plan. As of December 31, 2013, benefits under the Pension Plan were frozen. The plan was amended to freeze service accruals effective December 31, 2013, and pay accruals effective December 31, 2015.

Supplemental Plan*
The Vulcan Nonqualified Retirement Plan (Nonqualified Plan) provides for benefits that are curtailed under the Pension Plan and the 401(k) Plan due to Internal Revenue Service pay and benefit limitations for qualified plans. This plan is designed to provide retirement income benefits, as a percentage of pay, which are similar for all employees regardless of compensation levels. The Nonqualified Plan eliminates the effect of tax limitations on the payment of retirement benefits, except to the extent that it is an unfunded plan and a general obligation of the company. As of December 31, 2013, pension plan benefits under the Nonqualified Plan were frozen. The plan was amended to freeze service accruals effective December 31, 2013, and pay accruals effective December 31, 2015. Supplemental 401(k) benefits continue to accrue under this plan.

401(k) Plan	This plan has two components: (1) an employee contribution feature with company matching and (2) an annual employer contribution.

*A discussion of all retirement benefits provided to the NEOs is set forth under the heading “Retirement Benefits” beginning on page 62.

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Compensation Discussion and Analysis
COMPENSATION DECISION APPROACH

Compensation & Human Capital Committee
Composed Entirely of Independent Directors

The Compensation & Human Capital Committee administers our executive compensation program and oversees key human capital management strategies and policies in accordance with our Compensation & Human Capital Committee Charter. The current charter is available at www.vulcanmaterials.com. On our website, select “Investor Relations,” then “Corporate Governance.” From there, you can visit our “Committee Composition” page, which lists the composition of our board committees and provides links to their respective charters.
In accordance with our Compensation & Human Capital Committee Charter, the Compensation & Human Capital Committee:
•Annually reviews and approves corporate goals and objectives relevant to the CEO’s compensation
•Reviews the CEO’s performance and independent compensation consultant’s recommendations and, accordingly, determines the CEO’s compensation
•Presents the CEO’s overall compensation package to the entire Board of Directors for ratification
•Reviews and sets base salary and short- and long-term incentives for other NEOs
•Monitors market practices and reviews and approves any modifications to the company’s executive compensation program
•Interprets and administers the EIP, MIP, 2006 Plan, 2016 Plan, and 2025 Plan

Independent Compensation Consultant
Meridian Compensation Partners, LLC (Meridian)

Meridian is engaged by and reports to the Compensation & Human Capital Committee and occasionally meets with management to discuss compensation initiatives and issues. Meridian does not provide any other services to the company. The Compensation & Human Capital Committee determined that Meridian’s work as the Compensation & Human Capital Committee’s compensation consultant did not present any conflicts of interest in 2025.
In 2025, Meridian:
•Provided the Compensation & Human Capital Committee with observations and recommendations on compensation and benefits for our CEO and other NEOs
•Advised and assisted the Compensation & Human Capital Committee in a review of our peer group for 2026 compensation decisions
•Conducted a benchmarking market study and analysis of executive compensation practices to ensure that our compensation program is reasonable and competitive
•Had representatives attend all three meetings of the Compensation & Human Capital Committee in 2025

Management

•Management supports the Compensation & Human Capital Committee by providing information and analyses, and occasionally meets with our independent compensation consultant to discuss compensation initiatives and competitive practices
•The CEO is responsible for recommending annual performance goals for each of the other NEOs and for conducting annual performance evaluations against such pre-established goals
•Based on performance and competitive benchmarking reports, the CEO makes recommendations to the Compensation & Human Capital Committee for the compensation of the other NEOs

2026 Proxy Statement	52

Compensation Discussion and Analysis
Benchmarking Compensation and Peer Group Development
On an annual basis, the Compensation & Human Capital Committee reviews a benchmarking analysis of total compensation for our CEO and other NEOs relative to market data. Our compensation consultant develops market data appropriate for a company of our size using a combination of peer group data and market surveys. The market data, in combination with consideration of each NEO’s experience, responsibilities and performance, assists the Compensation & Human Capital Committee in making informed, market-based decisions regarding our executive pay program.
The Compensation & Human Capital Committee generally targets each element of compensation for our NEOs at the 50th percentile of the market as determined by the benchmarking analysis, subject to individual variation based on the Compensation & Human Capital Committee’s assessment of each executive’s performance, experience and responsibilities as well as internal equity considerations.
Peer Group
The Compensation & Human Capital Committee considered several factors in selecting our peer group, including industry (with a focus on construction, materials and mining), revenue size, market capitalization and operating margins. At the end of 2025, our revenues ranked near the median of the peer group and our market capitalization was above the 75th percentile. Our peer group for 2025 consisted of the following 24 companies:

Air Products and Chemicals, Inc.	Eagle Materials Inc.	NewMarket Corporation
Albemarle Corporation	Eastman Chemical Company	Newmont Corporation
Allison Transmission Holdings, Inc.	Ecolab Inc.	Owens Corning
Ball Corporation	FMC Corporation	Packaging Corporation of America
Cabot Corporation	Fortune Brands Home & Security, Inc.	Summit Materials, Inc.
Celanese Corporation	Lennox International Inc.	The Mosaic Company
CF Industries Holdings, Inc.	Martin Marietta Materials, Inc.	The Timken Company
Dover Corporation	Masco Corporation	Westlake Chemical Corporation
STOCK OWNERSHIP GUIDELINES
To align the interests of the NEOs with our shareholders’ interests and to promote a long-term focus for these officers, the company maintains executive stock ownership guidelines for the officers of the company, including the NEOs. The guidelines are based on the Compensation & Human Capital Committee’s assessment of market practices. The stock ownership requirements are higher for the CEO than for the other NEOs. The following table details the guidelines for each NEO as of March 1, 2026, expressed as a multiple of base salary:

Name	Stock Value as a Multiple of Base Salary

Tom Hill	2x
Ronnie Pruitt	7x
Tom Baker	4x
David Clement	3x
Mary Andrews Carlisle	4x
The Compensation & Human Capital Committee reviews compliance with the ownership guidelines on an annual basis. As of March 1, 2026, all of our NEOs met or exceeded our ownership guidelines.

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Compensation Discussion and Analysis
What Counts Toward the Guidelines
•Shares owned personally
•Shares in the Vulcan 401(k) plan or other qualified retirement plans
•Shares in the company’s deferred compensation and nonqualified retirement plans
•RSU grants
•Shares owned by a family member, shares held in trust for the benefit of the NEO or a family member, or shares held in trust for which such officer is trustee
What Does Not Count Toward the Guidelines
•“In the money” value of vested SOSARs
•Unvested PSUs
Share Retention Requirements
Pursuant to the equity retention policy in our stock ownership guidelines, all NEOs are required to retain 50% of net shares paid as incentive compensation until such officer meets or exceeds the applicable ownership guidelines.
RISK, ACCOUNTING AND TAX CONSIDERATIONS
Our compensation program is balanced, focused and gives considerable weight to the long-term performance of the company. Under this structure, the highest amount of compensation can only be achieved through consistent superior performance over sustained periods of time. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Likewise, the elements of compensation are balanced among current cash payments and long-term equity-based incentive awards. The Compensation & Human Capital Committee retains the discretion to adjust compensation for quality of performance and adherence to the company’s values.
Based on the foregoing features of our compensation program, the Compensation & Human Capital Committee has concluded that risks arising from compensation policies and practices for employees of the company and its affiliates are not reasonably likely to have a material adverse effect on the company as a whole.

2026 Proxy Statement	54

Compensation & Human Capital Committee Report
The Compensation & Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis as set forth above with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Dated: February 12, 2026

Compensation & Human Capital Committee
Thomas A. Fanning, Chair
Melissa H. Anderson
James T. Prokopanko
Lee J. Styslinger, III
George A. Willis

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Executive Compensation
SUMMARY COMPENSATION TABLE
The following table sets forth, for the three most recently completed fiscal years, information concerning the compensation of our NEOs for the fiscal year ended December 31, 2025:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(3) ($)	All other Compensation(4) ($)	Total ($)

J. Thomas Hill Chairman and Chief Executive Officer	2025	1,235,000	—	7,906,513	1,976,288	3,043,000	(20,309)	559,005	14,699,497
	2024	1,235,000	—	6,817,200	1,703,957	2,776,300	(275,459)	603,755	12,860,753
	2023	1,235,000	—	6,274,449	1,568,691	4,038,900	(72,005)	485,718	13,530,753
Ronnie A. Pruitt Chief Operating Officer	2025	791,667	—	2,203,950	550,252	1,228,900	—	416,324	5,191,093
	2024	750,000	—	2,005,640	501,519	1,067,800	—	654,498	4,979,457
	2023	609,500	—	2,277,471	194,005	1,144,600	—	117,167	4,342,743
Thompson S. Baker, II President	2025	800,000	—	5,496,254	623,759	1,232,000	—	204,381	8,356,394
	2024	800,000	—	2,334,150	584,386	1,124,000	—	119,786	4,962,322
	2023	752,000	—	3,805,727	451,714	1,635,200	—	169,147	6,813,788
David P. Clement Senior Vice President	2025	613,333	—	2,436,938	234,172	806,300	12,381	136,730	4,239,854
	2024	595,167	—	911,430	227,885	674,400	(128,675)	136,567	2,416,774
	2023	566,500	—	2,277,471	194,005	817,000	(16,791)	105,919	3,944,104
Mary Andrews Carlisle Senior Vice President and Chief Financial Officer	2025	697,500	—	1,544,024	386,437	1,027,000	10,963	183,873	3,849,797
	2024	662,500	—	1,459,770	364,270	901,000	(7,074)	163,253	3,543,719
	2023	591,667	—	1,247,521	312,001	1,165,100	6,793	96,553	3,419,635
(1)Pursuant to the rules of the SEC, we have provided a grant date fair value for Stock Awards and Option Awards in accordance with the provisions of FASB ASC Topic 718. For Option Awards (including SOSARs), the fair value is estimated as of the date of grant using the Black-Scholes option pricing model, which requires the use of certain assumptions, including the risk-free interest rate, dividend yield, volatility and expected term. The risk-free interest rate is based on the yield at the date of grant of a U.S. Treasury security with a maturity period equal to or approximating the option’s expected term. The dividend yield assumption is based on our historical dividend payouts adjusted for current expectations of future dividend payouts. The volatility assumption is based on the historical volatility, and expectations regarding future volatility, of our common stock over a period equal to the option’s expected term. The expected term of options granted is based on historical experience and expectations about future exercises and represents the period of time that options granted are expected to be outstanding. For Performance Share Units, the fair value is estimated on the date of grant using a Monte Carlo simulation model. For the highest performance level, the maximum number of shares payable and the estimated grant date value are 47,080 shares ($11,858,510) for Mr. Hill; 13,120 shares ($3,304,666) for Mr. Pruitt; 14,860 shares ($3,742,936) for Mr. Baker; 5,580 shares ($1,405,490) for Mr. Clement; and 9,200 shares ($2,317,296) for Ms. Carlisle. We do not believe that the fair values estimated on the grant date, either by the Black-Scholes model or any other model, are necessarily indicative of the values that might eventually be realized by an executive.

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Executive Compensation
(2)The EIP payments were made on March 13, 2026, for the previous year’s performance. See discussion of the EIP under the heading “Compensation Discussion and Analysis” above.
(3)Includes only the amount of change in pension value because the company does not provide any above market earnings on deferred compensation balances. The year over year change in pension value was attributable to two primary factors, which were: (i) aging (one year closer to retirement) and (ii) change in actuarial assumptions (change in interest rate from 5.45% to 5.00%, and mortality table to Pri-2012 Private retirement plan Mortality White Collar Table, adjusted to 2006 base rates, with generational improvements projected using Scale MP-2021).

Name	Aging (one year closer to retirement) ($)	Change in Assumptions ($)	Total Change ($)

Tom Hill	(131,207)	110,898	(20,309)
Ronnie Pruitt(a)	—	—	—
Tom Baker(a)	—	—	—
David Clement	(48,505)	60,886	12,381
Mary Andrews Carlisle	3,189	7,774	10,963
(a)Messrs. Baker and Pruitt were hired after 2007 and are not eligible to participate in the company’s defined benefit plan.
(4)Includes qualified defined contribution plan contributions, company-paid life insurance premiums, reimbursement of qualified expenses incurred while using personal vehicles for company business, relocation expenses, commuting expenses and personal use of company aircraft, as set forth in the following table.
Breakout detail of all other compensation shown in table below:

Name	Non-Qualified Plan Contributions ($)	Qualified 401(K) Contributions ($)	Company Paid Life Insurance Premiums ($)	Reimbursed Expenses of Personal Vehicle Use ($)	Relocation ($)	Personal Use of Company Aircraft ($)	Executive Physicals ($)	Financial Services ($)	Total ($)

Tom Hill	367,545	31,350	810	9,300	0	150,000	0	0	559,005
Ronnie Pruitt	137,056	31,350	810	9,300	157,186	69,093	11,529	0	416,324
Tom Baker	157,146	31,350	810	0	0	15,075	0	0	204,381
David Clement	88,279	31,350	810	9,300	0	0	6,991	0	136,730
Mary Andrews Carlisle	119,388	31,350	810	9,300	0	0	5,015	18,010	183,873

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Executive Compensation
GRANTS OF PLAN-BASED AWARDS
The following table sets forth the grants of plan-based awards in 2025 to our NEOs:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (# of Shares)			All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(1) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Tom Hill	2/20/2025	0	1,976,000	4,940,000	0	23,540	47,080	7,850	18,820	258.59	9,882,801
Ronnie Pruitt	2/20/2025	0	798,000	1,995,000	0	6,560	13,120	2,190	5,240	258.59	2,754,202
Tom Baker	2/20/2025	0	800,000	2,000,000	0	7,430	14,860	2,480	5,940	258.59	3,119,889
	6/02/2025	0	0	0	0	0	0	11,670	0	0.00	3,000,124
David Clement	2/20/2025	0	523,600	1,309,000	0	2,790	5,580	6,885	2,230	258.59	2,671,111
Mary Andrews Carlisle	2/20/2025	0	666,900	1,667,250	0	4,600	9,200	1,530	3,680	258.59	1,930,461
(1)Exercise price was determined using the closing price of our common stock on the grant date as required under the 2016 Plan.
(2)Amount represents the grant date fair values calculated in accordance with FASB ASC Topic 718. The grant date fair value of $251.88 for the PSUs granted on February 20, 2025 was calculated using a Monte Carlo simulation model. The grant date fair value of $251.88 for the RSUs granted on February 20, 2025 reflects the base price of the award. The grant date fair value of $257.08 for the RSUs granted on June 2, 2025 reflects the base price of the award. The grant date fair value of $105.01 for the SOSARs granted on February 20, 2025 was calculated using a Black-Scholes option pricing model. Fair value was calculated on the number of units granted.

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Executive Compensation
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Certain information concerning unexercised options and stock awards that have not vested for each of the NEOs outstanding as of December 31, 2025, is set forth in the table below:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested(13) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested(14) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested(14) ($)

Tom Hill	2/19/2019	26,100			113.16	2/19/2029
	2/21/2020	27,000			133.95	2/21/2030
	2/19/2021	24,800			164.38	2/19/2031
	2/18/2022	22,400			185.31	2/18/2032
	2/21/2023	14,447(1)	7,223		180.52	2/21/2033	8,940(7)	2,549,867	50,181(4)	14,312,625
	2/21/2024	6,580(2)	13,160		253.43	2/21/2034	6,900(8)	1,968,018	20,700(5)	5,904,054
	2/20/2025	0(3)	18,820		258.59	2/20/2035	7,850(9)	2,238,977	23,540(6)	6,714,079
Ronnie Pruitt	2/18/2022	3,000			185.31	2/18/2032
	2/21/2023	1,787(1)	893		180.52	2/21/2033	1,110(7)	316,594	6,212(4)	1,771,787
	2/21/2023						8,550(10)	2,438,631
	2/21/2024	1,937(2)	3,873		253.43	2/21/2034	2,030(8)	578,997	6,090(5)	1,736,990
	2/20/2025	0(3)	5,240		258.59	2/20/2035	2,190(9)	624,632	6,560(6)	1,871,043
Tom Baker	2/19/2021	6,300			164.38	2/19/2031
	2/18/2022	6,600			185.31	2/18/2032
	2/21/2023	4,160(1)	2,080		180.52	2/21/2033	2,570(7)	733,015	14,445(4)	4,120,003
	2/21/2024	2,257(2)	4,513		253.43	2/21/2034	2,360(8)	673,119	7,090(5)	2,022,210
	2/20/2025	0(3)	5,940		258.59	2/20/2035	2,480(9)	707,346	7,430(6)	2,119,186
	6/02/2025						11,670(11)	3,328,517

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Executive Compensation

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested(13) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested(14) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested(14) ($)

David Clement	2/19/2019	2,500			113.16	2/19/2029
	2/19/2021	2,800			164.38	2/19/2031
	2/18/2022	3,000			185.31	2/18/2032
	2/21/2023	1,787(1)	893		180.52	2/21/2033	9,341(7)	2,664,240	6,212(4)	1,771,787
	2/21/2024	880(2)	1,760		253.43	2/21/2034	920(8)	262,402	2,770(5)	790,059
	2/20/2025	0(3)	2,230		258.59	2/20/2035	930(9)	265,255	2,790(6)	795,764
	2/20/2025						5,955(12)	1,698,485
Mary Andrews Carlisle	2/18/2022	3,600			185.31	2/18/2032
	2/21/2023	2,874(1)	1,436		180.52	2/21/2033	1,780(7)	507,692	9,973(4)	2,844,499
	2/21/2024	1,407(2)	2,813		253.43	2/21/2034	1,480(8)	422,126	4,430(5)	1,263,525
	2/20/2025	0(3)	3,680		258.59	2/20/2035	1,530(9)	436,387	4,600(6)	1,312,012
Options in footnote 1, 2 and 3 vest at a rate of 33.3% per year in years 1 – 3.
(1)Options (SOSARs) with vesting dates 2/21/2024, 2/21/2025, 2/21/2026.
(2)Options (SOSARs) with vesting dates 2/21/2025, 2/21/2026, 2/21/2027.
(3)Options (SOSARs) with vesting dates 2/20/2026, 2/20/2027, 2/20/2028.
PSUs in footnote 4, 5 and 6 cliff vest 100% after a three-year performance period.
(4)PSUs with vesting date of 12/31/2025.
(5)PSUs with vesting date of 12/31/2026.
(6)PSUs with vesting date of 12/31/2027.
(7)RSUs cliff vest 100% after a three-year period, with a vesting date of 2/21/2026.
(8)RSUs cliff vest 100% after a three-year period, with a vesting date of 2/21/2027.
(9)RSUs cliff vest 100% after a three-year period, with a vesting date of 2/20/2028.
(10)RSUs cliff vest 100% after a three-year period, with a vesting date of 2/21/2026.
(11)RSUs cliff vest 100% on 6/2/2027.
(12)RSUs cliff vest on 12/1/2026.
(13)Based on closing price of our common stock on the NYSE on 12/31/2025, $285.22.
(14)Vested PSUs adjusted for company performance through 12/31/2025. Unvested PSUs reported at target.

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Executive Compensation
DEFERRED COMPENSATION PLAN
Our Executive Deferred Compensation Plan was established in 1998 to allow executives to defer a portion of their current year’s compensation in a tax-efficient manner. We believe that providing a tax deferral plan gives our executives flexibility in tax and financial planning and provides an additional benefit at little cost to our shareholders. The company does not make any contributions to the plan on behalf of the participants, and the only costs to the company related to the plan are administrative costs and any contributions that may be necessary to true-up account balances based on the results of the participants’ deemed investment elections. The plan allows executives with annual compensation (base salary and target annual short-term incentive) of $200,000 or more to defer receipt of up to 50% of their base salary, up to 90% of their annual cash incentive and up to 100% (net of FICA and any applicable local taxes) of their long-term incentive awards, which are not excluded from deferral eligibility by the Internal Revenue Code (or regulations thereunder) (the Code), until a date selected by the participant. The amounts deferred are deemed invested as designated by participants in the company’s common stock (a “phantom stock” account) or in dollar-denominated accounts that mirror the gains or losses of the various investment options available under the company’s 401(k) plan. The plan does not offer any guaranteed return to participants.
The plan is funded by a “rabbi trust” arrangement owned by the company, which holds assets that correspond to the deemed investments of the plan participants and pays benefits at the times elected by the participants. Participants have an unsecured contractual commitment from the company for payment when the amounts accrue. Upon the death or disability of a participant or upon a change of control, all deferred amounts and all earnings related thereto will be paid to the participant or participant’s beneficiaries in a single lump sum cash payment.
Effective for deferrals made after January 1, 2007, the plan permits executives to defer payouts of PSUs and RSUs into the plan, which would, absent such deferral, be distributed to the executives and immediately taxable. The PSU and RSU deferrals generally will be credited to the plan participant accounts in the form of phantom stock, which may not be reallocated to an alternative investment option while in the plan, and an equal number of shares of our common stock will be deposited by the company into the rabbi trust.
The following table shows the contributions, earnings, distributions and year-end account values for the NEOs under the plan for the fiscal year ended December 31, 2025:

Nonqualified Deferred Compensation Plan
	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(1) ($)

Tom Hill	0	0	2,100,923	0	15,721,962
Ronnie Pruitt	0	0	0	0	0
Tom Baker	0	0	0	0	0
David Clement	0	0	299,550	0	2,246,713
Mary Andrews Carlisle	0	0	7,185	0	43,368
(1)Includes both the executive contributions and the earnings on those contributions. Cash-based salary and cash annual bonus amounts contributed by the executives are included in the amounts reported in the Summary Compensation Table in the year of deferral. PSU and RSU deferrals are included as compensation in the year of the grant. Above-market earnings are not reported as the company does not provide for such earnings on deferred compensation.

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Executive Compensation
OPTION EXERCISES AND STOCK VESTED
Certain information concerning each exercise of stock options and each vesting of stock during the fiscal year ended December 31, 2025, for each of the NEOs on an aggregate basis is set forth in the table below:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)

Tom Hill	51,100	7,838,453	46,922	12,662,541
Ronnie Pruitt	0	0	6,223	1,679,471
Tom Baker	26,000	4,347,037	25,307	7,135,270
David Clement	1,900	328,206	6,223	1,679,471
Mary Andrews Carlisle	0	0	7,684	2,073,648
(1)Represents the payment of PSUs and RSUs.
(2)For PSUs, calculated by multiplying the number of units vested by the closing price of our common stock on February 13, 2025, as approved by the Compensation & Human Capital Committee. For RSUs, calculated by multiplying the number of units vested by the closing price of our common stock on the vesting date, February 18, 2025.

RETIREMENT BENEFITS
Generally, most full-time salaried employees of the company that were hired prior to July 15, 2007, including Messrs. Hill and Clement and Ms. Carlisle, participate in the company’s pension plan. Our NEOs are also eligible for nonqualified retirement benefits, as described below. Retirement benefits become payable as early as the date on which participants both attain age 55 and complete one year of service.
The following table provides, for each NEO, the number of years of credited service and the present value of accumulated benefits as of December 31, 2025, under each plan in which the NEO participates. The narrative that follows this table provides a description of the material features of each plan.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)

Tom Hill	Pension Plan	23 3/12	1,047,875	0
	Nonqualified Plan	23 3/12	3,876,143	0
Ronnie Pruitt	Pension Plan	n/a	n/a	0
	Nonqualified Plan	n/a	n/a	0
Tom Baker	Pension Plan	n/a	n/a	0
	Nonqualified Plan	n/a	n/a	0
David Clement	Pension Plan	21 9/12	1,013,038	0
	Nonqualified Plan	21 9/12	1,107,709	0
Mary Andrews Carlisle	Pension Plan	7 7/12	69,472	0
	Nonqualified Plan	n/a	n/a	0

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(1)The present values of accumulated benefits are based on benefits payable at age 62, the earliest age under the plans at which benefits are not reduced, or current age if the participant is older than age 62. The following FASB ASC Topic 715 “Compensation—Retirement Benefits” assumptions as of December 31, 2025, were used to determine the present values:
(i)discount rate of 5.00%;
(ii)mortality based on the Pri-2012, White Collar Tables, and generational improvement scale MP-2021;
(iii)present values for lump sums are based on projected segmented interest rates and the prescribed 2021 IRS Mortality Table;
(iv)Nonqualified Plan benefits assumed to be paid as a 10 Year Certain Annuity; and
(v)for the Pension Plan, 50% of the benefit accrued before December 31, 2001, is assumed to be paid as a lump sum, with the remainder of the accrued benefit assumed to be paid as a single life annuity.
Vulcan Materials Company Pension Plan
The Vulcan Materials Company Pension Plan provides benefits under a funded noncontributory defined benefit plan and covers most salaried employees, including all executive officers, hired prior to July 15, 2007. In 2013, the Pension Plan was amended to freeze service accruals effective December 31, 2013 and earnings accruals effective December 31, 2015.
The normal retirement date is defined in the Pension Plan as a participant’s 65th birthday. The amount of a participant’s benefit is based on earnings, service and the age at which a participant commences receiving a benefit. Eligible earnings under the Pension Plan, or “Final Average Earnings,” is the average of a participant’s highest 36 consecutive months of earnings prior to December 31, 2015, and includes base monthly salary and cash bonus. Under Section 415 of the Code, the maximum annual benefit allowable under the Pension Plan for a participant retiring at age 65 in 2025 is $280,000.
The Pension Plan formula provides a monthly benefit equal to 0.9% of Final Average Earnings per year of service accrued prior to age 45, plus 1.2% of Final Average Earnings per year of service accrued after age 44, plus 0.5% of Final Average Earnings in excess of 50% of the Social Security Wage Base applied to all years of service. A vested participant may commence receiving early retirement benefits under the Pension Plan as early as age 55. The amount of early retirement reduction depends on the age of a participant when active employment ceases. If active employment ceases after age 55 and retirement income commences at age 62, or later, the monthly benefit is not reduced. However, if the benefit commences prior to age 62, the monthly benefit is reduced at a rate of 7% per year for commencement between ages 55 and 62. If active employment ceases prior to age 55, the monthly benefit is actuarially reduced for commencement between ages 55 and 65.
The normal form of retirement benefit under the Pension Plan for an unmarried participant is a single life annuity, which is a monthly payment for life. The normal form of retirement benefit under the Pension Plan for a married participant is a 75% joint and survivor annuity, which is a monthly payment for the life of the participant, and thereafter 75% of that amount to the surviving spouse payable for his or her lifetime. The Pension Plan also permits the participant to elect, with spousal consent, other annuity options and a lump sum payment for benefits accrued prior to 2002. The optional forms of payment are subject to actuarial adjustment.
The Vulcan Nonqualified Retirement Plan
The Nonqualified Plan enables the company to pay any person whose pension under the Pension Plan has been reduced as a result of the limitations imposed by Sections 401 and 415 of the Code, an amount equal to the difference between the amount the person would have received under the Pension Plan had there been no limitations and the amount the person will receive under the Pension Plan after giving effect to the limitations. In 2013, the Nonqualified Plan was also amended to freeze future service and pay accruals in the same manner as described above for the qualified Pension Plan.
The Nonqualified Plan is unfunded and amounts payable to the employees covered thereby are considered to be general obligations of the company; however, the Nonqualified Plan contains provisions that allow for the funding of a rabbi trust to improve the security of the benefit, to some extent, upon the occurrence of a change of control event (as defined in the Nonqualified Plan).
The determination of the benefit amount and the payment options under the Nonqualified Plan are the same as the Pension Plan, except as follows. Effective January 1, 2007, the Nonqualified Plan was amended to allow existing participants to make an election to receive nonqualified pension benefits in the form of installment payments over a period of 10 years, thereby accelerating payout and minimizing, to some extent, the risk of future non-payment. The installment payments are actuarially equivalent to the various annuity options available under the Pension Plan.

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Executive Compensation
Eligibility For Early Retirement
As of February 1, 2026, Messrs. Hill and Clement were eligible for early retirement under the Pension Plan and the Nonqualified Plan.
PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
This Section describes and estimates payments that could be made to the NEOs under different termination and change of control (COC) events. The estimated payments would be made under the terms of the compensation and benefits programs or the COC Agreements with the NEOs. The amount of the potential payments is calculated as if the different events occurred as of December 31, 2025 and assumes that the price of the company’s common stock is the closing market price as of December 31, 2025 (the last trading day of the fiscal year).
Termination Events
The adjacent list sets forth different types of termination events that can affect the treatment of payments under the compensation and benefit programs:
•Retirement or Retirement Eligible—Termination of a NEO who is at least 55 years old and has at least one year of credited service.
•Involuntary Termination without Cause—Termination of a NEO who is not retirement eligible.
•Resignation—Voluntary termination by a NEO who is not retirement eligible.
•Death or Disability—Termination of a NEO due to death or disability.
•Involuntary Termination for Cause—Termination of a NEO for cause. Cause includes individual performance below minimum performance standards and misconduct.
Termination Pay and Benefits Programs
The following chart describes the treatment of different compensation and benefit elements in connection with the aforementioned employment termination events for NEOs:

Program	Retirement/ Retirement Eligible	Involuntary Termination Not for Cause	Resignation	Death or Disability	Involuntary Termination for Cause

Retirement: • Pension Plan • Nonqualified Plan	Participant may commence benefit payment	Participant may commence benefit payment or will be considered Terminated Vested(1) depending on age	Participant may commence benefit payment or will be considered Terminated Vested(1) depending on age	In death, spouse may commence survivor benefit on or after the date that the Participant would have attained age 55	Participant may commence benefit payment or will be Terminated Vested(1) depending on age

Executive Deferred Compensation Plan	Payment made in accordance with deferral election	Payout made the year following the year of termination in a lump sum	Payout made the year following the year of termination in a lump sum	Payout made the year following the year of death or termination in a lump sum	Payout made the year following the year of termination in a lump sum

EIP	Eligible to receive prorated payment	No payment	No payment	Eligible to receive prorated payment	No payment

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Executive Compensation

Program	Retirement/ Retirement Eligible	Involuntary Termination Not for Cause	Resignation	Death or Disability	Involuntary Termination for Cause

Stock Options/ SOSARs	Full term to exercise vested options; if 62 or older, non-vested options continue to vest; if age 55 – 61, a pro-rata share of options becomes non-forfeitable and continues to vest; noncompetition agreement may be required	Non-vested options forfeited; 30 days to exercise vested options	Non-vested options forfeited; 30 days to exercise vested options	Vesting accelerated; in death, estate has one year to exercise; in disability, have full remaining term to exercise	Forfeit all, vested and non-vested

PSUs	If age 62 or older, award becomes non-forfeitable; if age 55 – 61, a pro-rata share of the award becomes non-forfeitable; noncompetition agreement may be required	Non-vested units are forfeited	Non-vested units are forfeited	Award non-forfeitable; in death, vesting is accelerated	Forfeit all, vested but not released and non-vested

RSUs	If age 62 or older, vesting is accelerated; if age 55 – 61, pro-rata vesting; noncompetition agreement may be required	Non-vested units are forfeited	Non-vested units are forfeited	Vesting is accelerated	Forfeit all, vested but not released and non-vested

401(k) Plan	May take distribution or defer until age 73	May take distribution or defer until age 73	May take distribution or defer until age 73	Beneficiary may take distribution or defer until age 73	May take distribution or defer until age 73

Nonqualified Plan (Defined Contribution)	Payment made 7 months after termination date	Payment made 7 months after termination date	Payment made 7 months after termination date	Payment made to beneficiary within 90 days of Participant’s death	Payment made 7 months after termination date

Severance Benefits	None	None	None	None	None

Health Benefits	May continue to age 65 if eligibility rules are met. If not met, eligible for coverage extension under COBRA	May continue to age 65 if eligibility rules are met. If not met, eligible for coverage extension under COBRA	May continue to age 65 if eligibility rules are met. If not met, eligible for coverage extension under COBRA	3 months dependent extension, then COBRA; if eligibility rules are met may continue up to age 65	May continue to age 65 if eligibility rules are met. If not met, eligible for coverage extension under COBRA
(1)“Terminated Vested” means the participant is no longer employed with the company but continues to have a vested interest in the applicable plan.
Change of Control Agreements and Related Cash Severance Benefits
Vulcan has entered into Change of Control Employment Agreements (COC Agreements) with each of the NEOs. Each of the COC Agreements covers a term of three years and will be automatically extended annually for subsequent three-year terms unless Vulcan gives prior notice of non-extension.

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Under the COC Agreements, our NEOs are entitled to a cash severance benefit if, within two years of a COC, their employment is involuntarily terminated without cause, or they voluntarily resign for good reason. These benefits are subject to standard release of claims requirements.
The COC severance payment is three times each NEO’s annual base salary and short-term bonus, as defined in their COC Agreements. Also, such severance payments include the continuation of health, medical and other fringe benefits for a period of three years following termination. All of our COC Agreements have a “double-trigger” termination right (requiring both a COC and a qualifying termination of employment in order to receive COC severance payments) and do not include the long-term incentive value in the severance calculation or have tax gross-ups. In addition, each COC Agreement provides for the payment of a pro-rata short-term bonus for the year of termination.
The table below reflects an estimate of the severance payments that would be made to our NEOs if they were terminated as of December 31, 2025, in connection with a COC:

Name	Severance Multiple	2025 Base salary ($)	Greater of 3-Year Avg or Target Bonus ($)	Total Cash Severance Payments ($)	Pro-Rata Bonus ($)	Cash Severance Amount(1) ($)

Tom Hill	3	1,235,000	3,286,067	13,563,200	3,286,067	16,849,267
Ronnie Pruitt	3	798,000	1,147,100	5,835,300	1,147,100	6,982,400
Tom Baker	3	800,000	1,330,400	6,391,200	1,330,400	7,721,600
David Clement	3	616,000	765,900	4,145,700	765,900	4,911,600
Mary Andrews Carlisle	3	702,000	1,031,033	5,199,100	1,031,033	6,230,133
(1)These amounts represent cash severance payments to be paid to the NEOs under the COC Agreements in the event of a COC and do not include the value of other COC benefits.
Change of Control Related Events
The following sets forth different types of COC events that can affect the treatment of payments under the compensation and benefit programs. These events also affect payments to the NEOs under their COC Agreements. None of the COC Agreements provide for a “single-trigger;” therefore, no payments are made under the COC Agreements unless, within two years of the COC, the officer is involuntarily terminated or the officer voluntarily terminates for good reason (as described below).
•For purposes of our COC Agreements and equity awards under the 2016 and 2025 Plans, a COC is defined as: (i) the acquisition by a person or group of 30% or more of the then outstanding common stock or voting securities of the company; or (ii) a change in the majority of members of the Board of Directors that is not endorsed by the incumbent Board of Directors; or (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the company’s assets unless the company’s shareholders before such business combination or sale own more than 50% of the outstanding common stock following the business combination or sale; or (iv) approval by the shareholders of the company of a complete liquidation or dissolution of the company.
Further, under our COC Agreements and the 2016 and 2025 Plans, benefits are not triggered unless there has been both a COC and an “Involuntary COC Termination or Voluntary COC Termination for Good Reason,” where employment is terminated within two years of a COC, other than for cause, or the employee voluntarily terminates for Good Reason. “Good Reason” would generally be considered to have occurred if there were a reduction in certain types of compensation, a relocation under certain circumstances or a diminution in duties and responsibilities.
•A COC occurs under certain of the company’s award agreements executed in connection with the grant of equity awards under the 2006 Plan upon:

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(i)acquisition by any person or group of more than 50% of the total fair market value or voting power of our common stock. A transfer or issuance of our stock is counted only if the stock remains outstanding after the transaction. An increase in stock ownership as a result of the company’s acquisition of its own stock in exchange for property is counted for purposes of the change in ownership standard; or
(ii)(a) acquisition by a person or group during a 12-month period of stock possessing 30% of the total voting power of our stock, or (b) replacement of a majority of our Board of Directors during any 12-month period by directors not endorsed by a majority of the members of our Board prior to the date of the appointment or election; or
(iii)acquisition by a person or group during a 12-month period of assets from the company having a total gross fair market value of 40% of the total gross fair market value of our assets immediately prior to such acquisition. An exception exists for a transfer of our assets to a shareholder controlled entity, including transfer to a person owning 50% or more of the total value or voting power of our shares.
Change of Control Pay and Benefits Programs
The following table describes treatment of payments under the compensation and benefit programs upon a COC and upon an employment termination (voluntary or involuntary) upon a COC:

Plan or Program	COC	COC With Termination (Other than Cause)

Retirement: • Pension Plan • Nonqualified Plan	No payment to NEOs solely upon the COC	No payment to NEOs solely upon the COC
Executive Deferred Compensation Plan	Accelerate all deferred amounts and pay lump sum within 10 business days	Accelerate all deferred amounts and pay lump sum within 10 business days
EIP	The amount paid will be equal to the greater of (i) the average bonus during the three preceding years or (ii) the target bonus or the bonus determined under the Plan for the year in which the COC occurs	The amount paid will be equal to the greater of (i) the average bonus during the three preceding years or (ii) the target bonus or the bonus determined under the Plan for the year in which the COC occurs
SOSARs(1)	No accelerated vesting unless awards are not assumed, substituted or continued by the surviving company, otherwise continued vesting; remaining term to exercise	If awards are assumed, substituted or continued by the surviving company, immediately deemed fully vested and exercisable; remaining term to exercise
PSUs(1)	No accelerated vesting unless awards are not assumed, substituted or continued by the surviving company, otherwise continued vesting; pay within 2½ months of vesting	If awards are assumed, substituted or continued by the surviving company, vesting is accelerated; pay within 2½ months after end of the year in which the COC occurs
RSUs(1)	No accelerated vesting unless awards are not assumed, substituted or continued by the surviving company, otherwise continued vesting; pay within 90 days of vesting	If awards are assumed, substituted or continued by the surviving company, all immediately deemed vested; pay within 90 days following the COC
401(k) Plan	No payment to the NEOs solely upon the COC	Service ceases except to the extent that additional service is provided under the terms of the COC Agreements; participant is eligible for a distribution
Nonqualified Plan (Defined Contribution)	No payment to the NEOs solely upon the COC	Participant is eligible for a distribution
Severance Benefits	No payment to the NEOs solely upon the COC	Under the COC Agreements, payment is 3 times the NEO’s annual base salary and short-term bonus
Health Benefits	No payment to the NEOs solely upon the COC	3 year coverage extension provided under the terms of the COC Agreements

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(1)The vesting and payment benefits shown in this table relate to awards of SOSARs, PSUs and RSUs granted under the 2016 Plan and 2025 Plan, each of which contains a “double-trigger” change of control requirement. Awards granted under the 2006 Plan would immediately vest, SOSARs would have the remaining term to exercise, PSUs would be paid within 2½ months after the end of the year in which the COC occurs and RSUs would be paid within 90 days following the COC.
Retirement and Pension Benefits
The monthly amounts that would have become payable to our NEOs if the termination event occurred as of December 31, 2025, under the Pension Plan, the Nonqualified Plan and the Defined Contribution Plan are itemized in the chart below. The amounts shown in the chart are monthly benefit amounts (other than with respect to the accrued benefits payable upon a COC, which would be paid in a lump sum) whereas the pension values shown in the Summary Compensation and Retirement Benefits Tables are present values of all the monthly values anticipated to be paid over the lifetimes of our NEOs and their spouses in the event of their death while actively employed. These plans are described in the notes following the Retirement Benefits Table. Messrs. Hill and Clement were retirement eligible on December 31, 2025. The benefits below were determined using the same assumptions used to compute benefit values in the Retirement Benefits Table with three exceptions. First, the benefit payments were assumed to commence as soon as possible following December 31, 2025, instead of at normal retirement. Second, approximate early retirement reductions were applied. Finally, the benefits were not adjusted to reflect optional forms of payment. All benefits are the amounts that would be paid monthly over the NEO’s life, except for the value of COC-enhanced benefits which would be paid in a lump sum.

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Retirement Benefits and Defined Contribution Table

Name		Retirement (Monthly Payments) ($)	Resignation or Involuntary Retirement (Monthly Payments) ($)	Death (Monthly Payments to A Spouse) ($)	COC (Value of Enhanced Benefits)(1) ($)

Tom Hill	Pension Plan	7,118	Terminated Vested(2)	4,626	0
	Nonqualified Plan	33,639	Terminated Vested(2)	21,865	0
	Defined Contribution	0	None	0	1,220,688
Ronnie Pruitt	Pension Plan	n/a	n/a(3)	n/a	n/a
	Nonqualified Plan	n/a	n/a(3)	n/a	n/a
	Defined Contribution	0	None	0	525,177
Tom Baker	Pension Plan	n/a	n/a(3)	n/a	n/a
	Nonqualified Plan	n/a	n/a(3)	n/a	n/a
	Defined Contribution	0	None	0	575,208
David Clement	Pension Plan	6,597	Terminated Vested(2)	4,288	0
	Nonqualified Plan	9,109	Terminated Vested(2)	5,921	0
	Defined Contribution	0	None	0	310,928
Mary Andrews Carlisle	Pension Plan	0	Terminated Vested(2)	0	0
	Nonqualified Plan	0	Terminated Vested(2)	0	0
	Defined Contribution	0	None	0	467,919
(1)Value of defined contribution enhancement is payable in a lump sum in the event of a COC. The defined contribution amounts represent 3 years of company matching contributions for each executive.
(2)Eligible for reduced payments as early as age 55 and unreduced payments at age 62. Therefore, Messrs. Hill and Clement are eligible for retirement benefits, and Ms. Carlisle is not.
(3)Participation in the Pension Plan, including the Nonqualified Plan, was frozen in 2007. Therefore, Messrs. Baker and Pruitt are not eligible to participate in that Plan.

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Performance Share Units
The chart below shows the number of PSUs for which vesting would be accelerated under certain events. Unvested PSUs were adjusted to the maximum allowed under the agreements because the performance was unknown at December 31, 2025.

	Retirement		COC (With or Without Termination)
Name	Number of Performance Share Units with Accelerated Vesting	Total Number of Performance Share Units Following Accelerated Vesting	Number of Performance Share Units with Accelerated Vesting	Total Number of Performance Share Units Following Accelerated Vesting

Tom Hill	88,480	138,661	88,480	138,661
Ronnie Pruitt	12,493	18,705	25,300	31,512
Tom Baker	29,040	43,485	29,040	43,485
David Clement	11,120	17,332	11,120	17,332
Mary Andrews Carlisle	0	9,973	18,060	28,033
Stock-only Stock Appreciation Rights
The chart below shows the number of SOSARs for which vesting would be accelerated under certain events:

	Retirement		COC (With or Without Termination)
Name	Number of SOSARs with Accelerated Vesting	Total Number of SOSARs Following Accelerated Vesting	Number of SOSARs with Accelerated Vesting	Total Number of SOSARs Following Accelerated Vesting

Tom Hill	39,203	160,530	39,203	160,530
Ronnie Pruitt	4,577	11,301	10,006	16,730
Tom Baker	12,533	31,850	12,533	31,850
David Clement	4,883	15,850	4,883	15,850
Mary Andrews Carlisle	0	7,881	7,929	15,810

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Restricted Stock Units
The chart below shows the number of RSUs for which vesting would be accelerated under certain events:

	Retirement		COC (With or Without Termination)
Name	Number of Restricted Stock Units with Accelerated Vesting	Total Number of Restricted Stock Units Following Accelerated Vesting	Number of Restricted Stock Units with Accelerated Vesting	Total Number of Restricted Stock Units Following Accelerated Vesting

Tom Hill	15,840	15,840	23,690	23,690
Ronnie Pruitt	1,417	1,417	13,880	13,880
Tom Baker	4,930	4,930	19,080	19,080
David Clement	10,261	10,261	17,146	17,146
Mary Andrews Carlisle	0	0	4,790	4,790
Executive Deferred Compensation Plan
The aggregate balances reported in the Nonqualified Deferred Compensation Plan Table would be payable to the NEOs as described in the “Termination Pay and Benefits Programs” and “Change of Control Pay and Benefits Programs” charts above. There is no enhancement or acceleration of payments under this plan associated with termination or COC events, other than the lump sum payment opportunity described in the above charts. The lump sums that would be payable are those that are reported in the Nonqualified Deferred Compensation Plan Table.
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of Tom Hill, our Chairman and CEO during 2025 (CEO). The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K, which allows companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Therefore, our pay ratio may not be comparable to pay ratios reported by other companies due to differences in industries and geographical dispersion, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their pay ratios.
For 2025, our last completed fiscal year:
•The median employee that was used for purposes of calculating the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is the same employee that was identified for purposes of our 2023 disclosure. There has been no change in our employee population or employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure.
•The median of the annual total compensation of all employees of the company (other than our CEO) was $115,931.
•The annual total compensation of our CEO was $14,722,492.
Based on this information, for 2025, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees (other than our CEO) was 127 to 1.

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In accordance with SEC rules, we determined the median employee’s 2025 total annual compensation by taking the sum of the following items:
(1)$92,501, which represents the amount of the median employee’s compensation for fiscal 2025 that would have been reported in the Summary Compensation Table in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K if the employee had been a Named Executive Officer for fiscal year 2025.
(2)$23,430, which represents the estimated aggregate value of the employee’s compensation under company sponsored non-discriminatory benefit plans.
In accordance with SEC rules, we determined our CEO’s 2025 total annual compensation by taking the sum of the following items:
(1)$14,699,497, which represents the amount reported for our CEO in the “Total” column of our 2025 Summary Compensation Table included on page 56 of this proxy statement.
(2)$22,932, which represents the estimated aggregate value of our CEO’s compensation under company sponsored non-discriminatory benefit plans.
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K (Item 402(v)), we are providing the following information about the relationship between executive compensation actually paid and certain company financial performance metrics. For further information concerning our pay-for-performance philosophy and how we align executive compensation with company financial performance, refer to “Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	Value of Initial Fixed $100 Investment Based On:		Net Earnings Attributable to Vulcan (in millions)(7) ($)	Adjusted EBITDA (in millions)(8) ($)
					Total Shareholder Return(5) ($)	Peer Group Total Shareholder Return(6) ($)

2025	14,699,497	21,798,649	5,409,285	7,081,408	200.02	130.99	1,076.7	2,323.6
2024	12,860,753	23,941,402	4,311,742	6,941,396	127.02	97.98	911.9	2,057.2
2023	13,530,753	30,449,512	4,647,878	8,123,894	157.05	113.75	933.2	2,011.3
2022	10,081,539	9,719,655	2,851,513	2,420,972	125.10	115.86	575.6	1,625.6
2021	10,420,114	20,186,426	3,084,236	4,984,584	146.95	143.00	670.8	1,451.3
(1)The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Hill (our Chief Executive Officer and principal executive officer (PEO)) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Summary Compensation Table.”

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(2)The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Hill, as computed in accordance with Item 402(v). The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Hill during the applicable year. In accordance with the requirements of Item 402(v) (including subsequent SEC interpretive guidance), the following adjustments were made to Mr. Hill’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Reported Change in the Actuarial Present Value of Pension Benefits(c) ($)	Compensation Actually Paid to PEO ($)

2025	14,699,497	(9,882,801)	16,961,644	20,309	21,798,649
2024	12,860,753	(8,521,157)	19,326,347	275,459	23,941,402
2023	13,530,753	(7,843,140)	24,689,894	72,005	30,449,512
2022	10,081,539	(6,786,351)	5,414,863	1,009,604	9,719,655
2021	10,420,114	(6,488,720)	15,900,351	354,681	20,186,426
(a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Equity Award Adjustments

2025	15,012,456	(1,977,591)	—	3,926,779	—	16,961,644
2024	13,278,572	244,621	—	5,803,154	—	19,326,347
2023	14,152,129	2,449,719	—	8,088,046	—	24,689,894
2022	7,189,506	(3,913,574)	—	2,138,931	—	5,414,863
2021	9,191,895	314,887	—	6,393,569	—	15,900,351
(c)The amounts included in this column are the amounts reported in “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for each applicable year.
(3)The dollar amounts reported in this column represent the average of the amounts reported for the company’s NEOs as a group (excluding Mr. Hill) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Hill) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Mary Andrews Carlisle, Tom Baker, David Clement and Ronnie Pruitt; (ii) for 2024 and 2023, Mary Andrews Carlisle, Tom Baker, Stan Bass and Ronnie Pruitt; (iii) for 2022, Mary Andrews Carlisle, Tom Baker, Stan Bass, Denson Franklin and Suzanne Wood; (iv) for 2021, Suzanne Wood, Tom Baker, Stan Bass and Denson Franklin.

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(4)The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Hill), as computed in accordance with Item 402(v). The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Hill) during the applicable year. In accordance with the requirements of Item 402(v) (including subsequent SEC interpretive guidance), the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Hill) for each year to determine the compensation actually paid, using the same methodology described in footnote 2 above:

Year	Average Reported Summary Compensation Table Total fo Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments(a) ($)	Average Reported Change in the Actuarial Present Value of Pension Benefits ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2025	5,409,285	(3,368,947)	5,046,906	(5,836)	7,081,408
2024	4,311,742	(2,324,959)	4,913,803	40,810	6,941,396
2023	4,647,878	(2,506,389)	5,987,090	(4,685)	8,123,894
2022	2,851,513	(1,534,520)	996,797	107,182	2,420,972
2021	3,084,236	(1,410,634)	3,283,822	27,160	4,984,584
(a)The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Average Equity Award Adjustments

2025	4,647,522	(343,927)	—	743,312	—	5,046,906
2024	3,605,010	(343,166)	—	1,651,959	—	4,913,803
2023	4,055,683	554,178	—	1,377,229	—	5,987,090
2022	1,538,909	(850,994)	—	308,882	—	996,797
2021	1,997,988	429,843	—	855,991	—	3,283,822
(5)TSR is calculated by taking the difference between the ending value of the investment, which includes reinvestment of dividends, less the value at the beginning of the measurement period divided by the value at the beginning of the measurement period.
(6)Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the peer group selected by the Compensation & Human Capital Committee for purposes of benchmarking compensation, which included the following 24 companies for 2025: Air Products and Chemicals, Inc.; Albemarle Corporation; Allison Transmission Holdings, Inc.; Ball Corporation; Cabot Corporation; Celanese Corporation; CF Industries Holdings, Inc.; Dover Corporation; Eagle Materials Inc.; Eastman Chemical Company; Ecolab Inc.; FMC Corporation; Fortune Brands Home & Security, Inc.; Lennox International Inc.; Martin Marietta Materials, Inc.; Masco Corporation; NewMarket Corporation; Newmont Corporation; Owens Corning; Packaging Corporation of America; Summit Materials, Inc.; The Mosaic Company; The Timken Company; and Westlake Corporation. For 2025, Minerals Technologies Inc. was removed from the peer group for pre-established revenue and market capitalization comparability reasons. For 2023, Albemarle Corporation and FMC Corporation were added to our peer group and Armstrong World Industries, Inc. and Cleveland-Cliffs, Inc. were removed from the peer group for pre-established revenue comparability reasons. U.S. Concrete, Inc. and W.R. Grace & Co. were removed from our peer group for 2023 due to their recent acquisitions.
(7)The dollar amounts reported represent the net earnings attributable to Vulcan reflected in the company’s audited consolidated financial statements for the applicable year.
(8)Adjusted EBITDA, a non-GAAP financial measure, is Earnings Before Interest, Taxes, Depreciation and Amortization adjusted for certain items to provide a more consistent comparison of earnings performance from period to period. We provide a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure in Annex A to this proxy statement. While the company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the company’s compensation programs, the company has determined that Adjusted EBITDA is the financial performance measure that, in the company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to company performance.

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Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” the company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the company to link executive compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to the company’s performance are as follows (reconciliations of each of these non-GAAP financial measures to their respective most directly comparable GAAP financial measure are provided in Annex A to this proxy statement):

Adjusted EBITDA
Aggregates Cash Gross Profit per Ton
EBITDA Economic Profit (EBITDA EP)
Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail in the section “Compensation Discussion and Analysis,” the company’s executive compensation program reflects a pay-for-performance philosophy. While the company utilizes several performance measures to align executive compensation with company performance, all of those company measures are not presented in the Pay versus Performance table. Moreover, the company generally seeks to incentivize long-term performance and therefore does not specifically align the company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v)) for a particular year. In accordance with Item 402(v), the company is providing the following graphs to show the relationships between information presented in the Pay versus Performance table.

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Executive Compensation
POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS
The Company’s long-standing practice has been to grant LTI equity awards on a predetermined schedule. At the first quarterly meeting of any new fiscal year, the Compensation & Human Capital Committee reviews and approves the value and amount of the equity compensation to be awarded (inclusive of RSUs, PSUs, and SOSARs) to executive officers. The first quarterly meeting of the Compensation & Human Capital Committee typically occurs before the Company’s release of the financial results for the prior fiscal year and the filing of the Company’s Annual Report on Form 10-K for that fiscal year. The grant of approved equity awards occurs two business days after the Company’s release of the financial results for the prior fiscal year.

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Executive Compensation
The Compensation & Human Capital Committee does not take material nonpublic information into account when determining the timing and terms of LTI equity awards. Instead, the timing of grants is in accordance with the yearly compensation cycle, with awards granted at the start of the new fiscal year to incentivize executive officers to deliver on the Company’s strategic objectives for the new fiscal year. The Company has not timed the disclosure of material nonpublic information to affect the value of executive compensation. Any coordination between a grant and the release of information that could be expected to affect such grant’s value is precluded by the predetermined schedule.
The following table contains information required by Item 402(x)(2) of Regulation S-K regarding SOSARs granted to the NEOs in the last completed fiscal year during the period from four business days before to one business day after the filing of the Company’s Annual Report on Form 10-K. The Company did not grant any SOSARs to the NEOs in the last completed fiscal year during the period from four business days before to one business day after the filing of any of the Company’s Quarterly Reports on Form 10-Q, or the filing or furnishing of any Current Report on Form 8-K that disclosed material information.

Name	Grant Date	Number of securities underlying the award (#)	Exercise price of the award ($/Sh)	Grant date fair value of the award ($)	Percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic information
					(%)

Tom Hill	02/20/2025	18,820	$258.59	1,976,288	(4.8)%
Ronnie Pruitt	02/20/2025	5,240	$258.59	550,252	(4.8)%
Tom Baker	02/20/2025	5,940	$258.59	623,759	(4.8)%
David Clement	02/20/2025	2,230	$258.59	234,172	(4.8)%
Mary Andrews Carlisle	02/20/2025	3,680	$258.59	386,437	(4.8)%

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Director Compensation
We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, our Board considers the significant amount of time that directors expend on fulfilling their duties to the company, as well as the limited pool of, and competition among public companies for, well-qualified board members. Additional amounts are paid to committee chairs in recognition of the substantial responsibilities of the chair. Annually, the Compensation & Human Capital Committee’s independent compensation consultant evaluates the competitiveness of the company’s non-employee director compensation program relative to peer companies and recommends any changes to the Compensation & Human Capital Committee, which evaluates such proposed changes and recommends any changes to the full Board for approval.
Directors are subject to a minimum share ownership requirement. Within five years of becoming a director, each director is required to own shares of the company’s common stock that have a value of six times the annual director cash retainer. Shares or units held by a director under our deferred compensation plan, including DSUs and RSUs, are included in calculating the director’s ownership.
CASH COMPENSATION PAID TO BOARD MEMBERS
Members of the Board who are not employees of the company are paid a retainer of $125,000 per year, plus the following fees:
•$40,000 Lead Director retainer fee;
•$25,000 Audit Committee chair retainer fee;
•$20,000 retainer fee for all other committee chairs.
DEFERRED COMPENSATION PLAN
We maintain a Deferred Compensation Plan for directors who are not employees of the company (Directors’ Deferred Compensation Plan), under which such directors are permitted to defer the cash compensation to which they are entitled for specified periods or until they cease to be directors. The deferred amounts, at the election of the director, are either (i) credited with interest at prescribed rates; or (ii) converted into a number of stock equivalents equal to the number of shares of the company’s common stock (based on the market price at the time of deferral) that could be purchased with the amount deferred. Whenever a dividend is paid on our common stock, the stock equivalent accounts are credited with an additional number of stock units corresponding to the amount of the dividend. At the end of the deferral period, the stock equivalents are settled in shares of the company’s common stock, and interest-based deferrals are settled in cash. The Directors’ Deferred Compensation Plan also provides for a lump-sum settlement of a director’s deferred compensation account in stock or cash, as applicable, if following a Change in Control (as defined in the Directors’ Deferred Compensation Plan): (i) the participating director ceases to be a member of the Board; (ii) the Directors’ Deferred Compensation Plan is terminated; or (iii) the company’s capital structure is changed materially. The Directors’ Deferred Compensation Plan was approved by the company’s shareholders in 1993.
RESTRICTED STOCK UNITS
Equity-based grants are awarded to our non-employee directors on an annual basis. These grants represent a significant portion of their compensation package. We believe that equity grants promote a greater alignment of interests between our directors and our shareholders through increasing their ownership of our common stock. Further, we believe that equity grants support our ability to attract and retain qualified individuals to serve as directors of the company by affording them an opportunity to share in our future success.
Prior to 2020, our non-employee directors received equity awards generally in the form of DSUs. DSUs were fully non-forfeitable on the date of the grant; however, payment is deferred until the director ceases to serve on the Board or a change of control occurs. For grants made in 2025, the Compensation & Human Capital Committee approved RSUs as the

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Director Compensation
equity award vehicle for our non-employee directors based on a review by Meridian of common practices among other companies of our size, including our peer companies.
In May 2025, 650 RSUs were granted to each non-employee director pursuant to the 2025 Plan, which was approved by our shareholders in 2025. The RSUs vest on the first anniversary of the grant date and are settled in shares of the company’s common stock. Prior to the issuance of shares of common stock in settlement of the RSUs, the non-employee directors have no right to vote the shares underlying the RSUs.
Dividend equivalents are credited quarterly when dividends are paid on our stock and distributed in shares of common stock when the shares underlying the RSUs are issued to the director. Directors may elect to defer receipt of the shares issuable upon settlement of the RSUs.
DIRECTOR SUMMARY COMPENSATION TABLE
The table below summarizes the compensation paid by the company to non-employee directors for the fiscal year ended December 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(2) ($)	Total ($)

Melissa H. Anderson	125,000	175,260	0	0	0	5,626	305,886
Thomas A. Fanning	145,000	175,260	0	0	0	23,992	344,252
O. B. Grayson Hall, Jr.	185,000	175,260	0	0	0	19,715	379,975
Cynthia L. Hostetler	125,000	175,260	0	0	0	23,992	324,252
Lydia H. Kennard	125,000	175,260	0	0	0	1,574	301,834
Richard T. O’Brien	145,000	175,260	0	0	0	43,617	363,877
James T. Prokopanko	125,000	175,260	0	0	0	45,633	345,893
Kathleen L. Quirk	150,000	175,260	0	0	0	15,134	340,394
David P. Steiner	145,000	175,260	0	0	0	17,573	337,833
Lee J. Styslinger, III	125,000	175,260	0	0	0	31,939	332,199
George Willis	125,000	175,260	0	0	0	3,826	304,086
(1)This column represents the accounting expense for the awards granted in 2025; therefore, the values shown are not representative of the amounts that may eventually be realized by a director. Pursuant to SEC rules, we have provided a grant date fair value for stock awards in accordance with the provisions of FASB ASC Topic 718. For RSUs, the fair value is estimated on the date of grant based on the closing market price of our stock ($269.63) on the grant date (May 9, 2025). At December 31, 2025, the aggregate number of outstanding RSUs and DSUs accumulated on account for all years of service, including dividend equivalent units, were:
Aggregate Accumulated RSUs and DSUs

Name	RSUs	DSUs(a)
Melissa H. Anderson	3,046	0
Thomas A. Fanning	5,421	7,037
O. B. Grayson Hall, Jr.	653	9,297

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Director Compensation

Name	RSUs	DSUs(a)
Cynthia L. Hostetler	5,421	7,037
Lydia H. Kennard	653	0
Richard T. O’Brien	2,123	20,391
James T. Prokopanko	5,421	18,126
Kathleen L. Quirk	5,421	2,498
David P. Steiner	5,421	3,747
Lee J. Styslinger, III	5,421	11,109
George Willis	2,123	0
(a)Prior to 2020, our directors received equity awards generally in the form of DSUs. DSUs were fully non-forfeitable on the date of the grant; however, payment is deferred until the director ceases to serve on the Board or a COC occurs.
(2)None of our directors received perquisites or other personal benefits in excess of $10,000. The amounts set forth in this column represent the accounting expense for the dividend equivalents earned in 2025 by our directors for RSUs and DSUs.

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Annual Meeting and Voting Information
Why Am I Receiving These Materials?

This proxy statement is furnished in connection with the solicitation by our Board of proxies to be voted at the 2026 Annual Meeting of Shareholders for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This proxy statement is being made available to all shareholders of record as of the close of business on March 13, 2026 for use at the Annual Meeting. This proxy statement, the accompanying proxy card and our 2025 Annual Report to Shareholders are being first mailed or made available to our shareholders on or about March 24, 2026. The Annual Meeting will be held virtually via the internet at www.virtualshareholdermeeting.com/VMC2026 on Friday, May 8, 2026, at 9:00 a.m., Central Daylight Time.
We have determined that the Annual Meeting will once again be held in a virtual meeting format only, via the internet, with no physical in-person meeting.
At the virtual Annual Meeting, shareholders will be able to attend, vote and submit questions via the internet by visiting www.virtualshareholdermeeting.com/VMC2026. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials.
The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Proxy and 2025 Annual Report to Shareholders are available at www.proxyvote.com.
Why Did I Receive a Notice of Internet Availability of Proxy Materials in the Mail Instead of a Paper Copy of the Proxy Materials?
The SEC allows companies to furnish their proxy materials over the internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. All shareholders receiving such notice will have the ability to access the proxy materials over the internet and may request to receive a paper copy of the proxy materials by mail.
How Can I Access the Proxy Materials Over the Internet or Obtain a Paper Copy?
Your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card will contain instructions on how to:
•view our proxy materials for the Annual Meeting on the internet; and
•obtain a paper copy of the proxy materials by mail.
Your Notice of Internet Availability of Proxy Materials will also provide instructions on how to receive your future proxy materials in printed form by mail or electronically. If you choose to receive future proxy materials electronically, we will provide instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials electronically will remain in effect until you revoke it.
What Should I Do if I Receive More Than One Notice of Internet Availability of Proxy Materials or More Than One Paper Copy of the Proxy Materials?
You may receive more than one Notice of Internet Availability of Proxy Materials or notice of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you may receive more than one notice or more than one proxy card. To vote all of your shares by proxy, you must either (i) complete, date, sign and return each proxy card and voting instruction card that you receive, (ii) vote over the internet or telephone the shares represented by each notice that you receive, or (iii) follow the instructions at www.virtualshareholdermeeting.com/VMC2026 to vote during the meeting.

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What Proposals Are to be Presented at the Annual Meeting?
The purpose of the Annual Meeting is to (i) elect five nominees as directors, (ii) approve, on an advisory basis, the compensation of our named executive officers, (iii) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026, and (iv) conduct such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
How Can I Attend the Annual Meeting?
We have determined that the Annual Meeting will be held in a virtual meeting format only, via the internet, with no physical in-person meeting. Shareholders as of the close of business on March 13, 2026 (the record date for the Annual Meeting) may attend, vote and submit questions virtually at the Annual Meeting by logging in at www.virtualshareholdermeeting.com/VMC2026. To log in, shareholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials. If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate. You may begin to log into the meeting platform beginning at 8:45 a.m., Central Daylight Time on Friday, May 8, 2026. The meeting will begin promptly at 9:00 a.m., Central Daylight Time on Friday, May 8, 2026.
The virtual meeting platform is fully supported across browsers (Chrome, Firefox, Microsoft Edge and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Shareholders (or their authorized representatives) should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Shareholders (or their authorized representatives) should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.
We are committed to ensuring our shareholders have the same rights and opportunities to participate in the Annual Meeting as if it had been held in a physical location. If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call the technical support phone numbers published at www.virtualshareholdermeeting.com/VMC2026. Technical support will be available starting at 8:45 a.m., Central Daylight Time on Friday, May 8, 2026, and through the conclusion of the meeting.
Can I Ask Questions at the Virtual Annual Meeting?
Shareholders as of the close of business on March 13, 2026 (the record date for the Annual Meeting) who attend and participate in the virtual Annual Meeting at www.virtualshareholdermeeting.com/VMC2026 will have an opportunity to submit questions live via the internet during a designated portion of the meeting. These shareholders may also submit a question in advance of the Annual Meeting at www.virtualshareholdermeeting.com/VMC2026. In both cases, shareholders must have available their control number provided on their proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials. We intend to answer all questions submitted that are pertinent to the company and the items being voted on by shareholders during the Annual Meeting, as time permits and in accordance with our meeting procedures. Substantially similar questions will be answered only once due to time constraints. Answers to any appropriate questions not addressed during the Annual Meeting will be posted promptly after the meeting on our website at www.vulcanmaterials.com under “Investor Relations.”
Who Is Entitled to Vote?
All of our shareholders as of the record date, March 13, 2026, will be entitled to vote at the Annual Meeting. As of the close of business on that date, approximately 130,462,251 shares were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.
What Is the Difference Between a Shareholder of Record and a Beneficial Holder of Shares?
If your common stock is held directly in your name with our transfer agent, Computershare Shareowner Services, you are considered a “shareholder of record” with respect to those shares. If this is the case, the notice or proxy materials have been sent or provided directly to you.
If your common stock is held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, the notice card or proxy materials should have been forwarded to you by your brokerage firm, bank or other nominee, or their agent, which is considered the shareholder of record with respect to these shares. As a beneficial holder, you have the right to direct your

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Annual Meeting and Voting Information
bank, broker, trustee or nominee on how to vote the shares by using the voting instruction card or by following their instructions for voting by telephone or internet.
How Do I Vote?
Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to vote their shares whether or not they attend the meeting. You can vote by one of the following manners:
•By Internet*—Shareholders of record may submit proxies over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card (if received by mail). Shareholders who are beneficial holders may vote by internet by following the instructions on the voting instruction card sent to them by their bank, broker, trustee or nominee.
•By Telephone*—Shareholders of record who live in the United States or Canada may submit proxies by telephone by calling the toll-free number on the proxy card (if received by mail) and following the instructions. Shareholders of record will need to have the control number that appears on their proxy card available when voting. In addition, shareholders who are beneficial holders living in the United States or Canada and who have received a voting instruction card by mail from their bank, broker, trustee or nominee may vote by phone by calling the number specified on the voting instruction card. Those shareholders should check the voting instruction card for telephone voting availability.
•By Mail—Shareholders of record who have received a paper copy of a proxy card by mail may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope. Shareholders who are beneficial holders who have received a voting instruction card from their bank, broker or nominee may return the voting instruction card by mail as set forth on the card.
•At the Annual Meeting*—Shareholders who attend the virtual Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/VMC2026 to vote during the meeting.
*Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been recorded properly. We have been advised that the internet and telephone voting procedures that have been made available to you are consistent with applicable legal requirements. Shareholders voting by internet or telephone should understand that, while we and Broadridge Financial Solutions, Inc. do not charge any fees for voting by internet or telephone, there may still be costs, such as usage charges from internet access providers and telephone companies, for which you are responsible.
Shareholders are encouraged to vote their proxies by internet, or voting instruction card, but not by more than one method. If you vote by more than one method, or vote multiple times using the same method, only the last-dated vote that is received by the inspector of election will be counted, and each previous vote will be disregarded.
If you receive more than one set of proxy materials or more than one proxy card or voting instruction card, it may mean that you hold shares of Vulcan stock in more than one account. You must return a proxy or voting instruction card or vote using one of the methods described above for EACH account in which you own shares.
What Constitutes a Quorum for the Annual Meeting?
A majority of the issued and outstanding shares of the common stock entitled to vote, represented at the meeting or by proxy, is required to constitute a quorum.
How Many Votes Are Required to Approve Each of the Proposals?
The votes required to approve each matter to be considered by Vulcan’s shareholders at the Annual Meeting are set forth below:
•Proposal 1—Election of Directors: Each Vulcan shareholder has the right to vote each share of stock owned by such shareholder on the record date for each of the five director nominees. Cumulative voting is not permitted. To be elected, a director-nominee must receive a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast for such purposes and, therefore, will have no effect on the results of the election.

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•Proposal 2—Advisory Vote on Compensation of our Named Executive Officers (NEOs): The affirmative vote of a majority of the votes cast on this proposal is required to approve, on an advisory basis, the compensation of the NEOs set forth in this proxy statement. Abstentions and broker non-votes will not be counted as votes cast for such purpose and, therefore, will have no effect on the results of this vote.
•Proposal 3—Ratification of Appointment of Deloitte & Touche LLP: The affirmative vote of a majority of the votes cast on this proposal is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026. Abstentions will not be counted as votes cast for such purpose and, therefore, will have no effect on the results of this vote. Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter, there will be no broker non-votes with respect to this proposal, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.
Who Is Soliciting My Vote?
Our Board is soliciting your vote for matters being submitted for shareholder approval at the Annual Meeting.
Giving us your proxy means that you authorize the proxy holders identified on the proxy card to vote your shares at the meeting in the manner you direct. If you sign and return the enclosed proxy card but do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of the Board. If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies in the proxy card will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
How Does the Board Recommend Shareholders Vote?
The Board recommends that you vote:
•FOR the election of the following five individuals nominated by the Board as directors: Melissa H. Anderson, O. B. Grayson Hall, Jr., James T. Prokopanko, Ronnie A. Pruitt, and George A. Willis for three-year terms;
•FOR the approval, on an advisory basis, of the compensation of our NEOs; and
•FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.
Will My Shares Be Voted if I Do Nothing?
If you are a shareholder of record, you must sign and return a proxy card, submit your proxy by telephone or internet, or attend the Annual Meeting, in order for your shares to be voted.
If your common stock is held through a broker, bank or other nominee, you will receive instructions from such entity that you must follow in order to have your shares voted. You must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker, bank or nominee can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the NYSE.
If you are a beneficial holder whose shares are held of record by a broker, bank or nominee, then your broker, bank or nominee has discretionary voting authority under NYSE rules to vote your shares on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026, even if the broker, bank or nominee does not receive voting instructions from you. However, your broker, bank or nominee does not have discretionary authority to vote on (i) the election of the five nominees as directors, or (ii) the advisory approval of compensation of our NEOs.
How Can I Revoke My Proxy?
If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by taking one of the following actions:
•by giving written notice of the revocation prior to the commencement of the Annual Meeting to: Corporate Secretary, Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242;
•by executing and delivering another valid proxy with a later date;

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Annual Meeting and Voting Information
•by voting by telephone or internet at a later date; or
•by voting at the Annual Meeting.
If you are a beneficial holder of your shares and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.
If you vote the same shares by more than one method or vote multiple times with respect to the same shares using the same method, only the last-dated vote that is received will be counted, and each previous vote will be disregarded.
Is My Vote Confidential?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the company or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation.
Who Will Pay for the Costs Involved in the Solicitation of Proxies?
The company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the notices and these proxy materials and soliciting votes. In addition to the mailing of notices and these proxy materials, the solicitation of proxies or votes may be made in person or by telephone or email by directors, officers or regular employees of the company. In addition, the company has engaged MacKenzie Partners, Inc. to act as its proxy solicitor and has agreed to pay it approximately $10,000 plus reasonable fees and expenses for such services.
What Is “Householding” and How Does It Affect Me?
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials or in “notice and access” will receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2025 Annual Report to Shareholders, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. If you and other Vulcan shareholders living in your household do not have the same last name, you also may request to receive only one copy of future proxy statements and annual reports to shareholders.
Householding reduces our printing costs and postage fees and conserves natural resources. Shareholders who participate in householding will continue to receive separate proxy cards.
If you are eligible for householding but you and other shareholders of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you hold Vulcan stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please obtain instructions by contacting us at the following address or phone number: Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242, Attention: Mark D. Warren, Vice President, Investor Relations, Telephone: (205) 298-3200.
If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, please contact us at the address or phone number indicated above and a separate copy will be sent to you promptly. If you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact us at the address or phone number indicated above.
If you are a beneficial holder, you can request information about householding from your broker, bank or other holder of record.
Could Other Matters Be Decided at the Annual Meeting?
As of the mailing date of this proxy statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement.
If you return your signed and completed proxy card or vote by telephone or internet and other matters are properly presented at the Annual Meeting for consideration, your shares will be voted as the Board of Directors recommends or, if no recommendation is given, in the proxy’s own discretion.

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Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting and posted on our website.
Whom Should I Call if I Have Questions About the Annual Meeting?
If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor, whose information is listed below:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018

Telephone: (212) 929-5500 (Collect) or
(800) 322-2885 (Toll-Free)

proxy@MacKenziePartners.com
How Do I Obtain an Annual Report on Form 10-K?
A copy of our Annual Report on Form 10-K for the year ended December 31, 2025 is available on our website under the “Investor Relations - Financials” tab but will be provided to you without charge upon written request to:
Mark D. Warren
Vice President, Investor Relations
Vulcan Materials Company
1200 Urban Center Drive
Birmingham, Alabama 35242

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General Information
DELINQUENT SECTION 16(A) REPORTS
Under Section 16(a) of the Exchange Act, each of our directors, executive officers, and any beneficial owner of more than 10% of our common stock, is required to file with the SEC initial reports of beneficial ownership of our common stock and reports of changes in beneficial ownership of our common stock. Such persons also are required by SEC regulations to furnish us with copies of all such reports. Based solely on our review of the copies of such reports furnished to us for the year ended December 31, 2025, and on the written representations made by our directors and executive officers that no other reports were required, we believe that during the year ended December 31, 2025, the following report was not filed in a timely manner: the sale of 2,000 shares by David Clement on November 19, 2025 was reported on November 24, 2025.
SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 2027 ANNUAL MEETING
To be eligible for consideration for inclusion in our proxy statement and form of proxy for our 2027 Annual Meeting of Shareholders, a shareholder’s proposal must be received by us at our principal office no later than November 23, 2026. Proposals should be addressed to Jerry F. Perkins Jr., Chief Administrative Officer, 1200 Urban Center Drive, Birmingham, Alabama 35242. Proposals received after that date will be considered untimely and will not be eligible for inclusion in the 2027 proxy statement. If a shareholder desires to bring a matter before our annual meeting and the matter is submitted outside the process of Exchange Act Rule 14a-8, including with respect to nominations for election as directors, the shareholder must follow the procedures set forth in our bylaws. Our bylaws provide generally that shareholder proposals and director nominations to be considered at an annual meeting may be made by a shareholder only if (1) the shareholder is a shareholder of record and is entitled to vote at the meeting, and (2) the shareholder gives timely written notice of the matter to our corporate secretary. To be timely, including for purposes of Exchange Act Rule 14a-19, a shareholder’s notice must be received at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting, or between January 8, 2027, and February 7, 2027, for the 2027 Annual Meeting of Shareholders. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the company. The notice must set forth the information required by the provisions of our bylaws dealing with shareholder proposals and nominations of directors. Any notice of director nomination submitted to us other than through the proxy access provisions described below must comply with the advance notice provisions of our bylaws and include the additional information required by Exchange Act Rule 14a-19(b).
Our bylaws also contain proxy access provisions, which permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of our outstanding common stock continuously for at least three years, to nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of (a) two individuals and (b) 20% of the total number of directors serving on the board of directors on the last day on which a proxy access nomination may be submitted (rounded down to the nearest whole number), subject to certain limitations and provided that the requirements set forth in our bylaws are satisfied, including that the shareholder gives timely written notice of the nomination to our corporate secretary. To be timely, a shareholder’s notice generally must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the anniversary of the date that the corporation mailed its proxy statement for the prior year’s annual meeting of shareholders, or between October 24, 2026 and November 23, 2026, for the 2027 Annual Meeting of Shareholders. The notice must set forth the information required by the proxy access provisions of our bylaws.

87	2026 Proxy Statement

General Information
FORWARD-LOOKING STATEMENTS
Certain matters discussed in this proxy statement, including expectations regarding future performance, contain forward-looking statements.
Statements that are not historical fact, including statements about Vulcan’s beliefs and expectations, are forward-looking statements. Generally, these statements relate to future financial performance, results of operations, business plans or strategies, projected or anticipated revenues, expenses, earnings (including EBITDA and other measures), dividend policy, shipment volumes, pricing, levels of capital expenditures, intended cost reductions and cost savings, anticipated profit improvements and/or planned divestitures and asset sales. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may” or similar expressions elsewhere in this document. These statements are subject to numerous risks, uncertainties, and assumptions, including but not limited to general business conditions, competitive factors, pricing, energy costs, and other risks and uncertainties discussed in the reports Vulcan periodically files with the SEC.
Forward-looking statements are not guarantees of future performance and actual results, developments, and business decisions may vary significantly from those expressed in or implied by the forward-looking statements. The following risks related to Vulcan’s business, among others, could cause actual results to differ materially from those described in the forward-looking statements: general economic and business conditions; Vulcan’s dependence on the construction industry, which is subject to economic cycles; the timing and amount of federal, state and local funding for infrastructure; changes in the level of spending for private residential and private nonresidential construction; changes in Vulcan’s effective tax rate; domestic and global political, economic or diplomatic developments; the increasing reliance on information technology infrastructure, including the risks that the infrastructure does not work as intended, experiences technical difficulties or is subjected to cyber-attacks; the impact of the state of the global economy on Vulcan’s businesses and financial condition and access to capital markets; international business operations and relationships, including actions taken by the Mexican government with respect to Vulcan’s property and operations in that country; the highly competitive nature of the construction industry; a pandemic, epidemic or other public health emergency; the impact of future regulatory or legislative actions, including those relating to climate change, biodiversity, land use, wetlands, greenhouse gas emissions, the definition of minerals, tax policy and domestic and international trade; the outcome of pending legal proceedings; pricing of Vulcan’s products; weather and other natural phenomena, including the impact of climate change and availability of water; availability and cost of trucks, railcars, barges and ships, as well as their licensed operators, for transport of Vulcan’s materials; energy costs; costs of hydrocarbon-based raw materials; healthcare costs; labor relations, shortages and constraints; the amount of long-term debt and interest expense incurred by Vulcan; changes in interest rates; volatility in pension plan asset values and liabilities, which may require cash contributions to the pension plans; the impact of environmental cleanup costs and other liabilities relating to existing and/or divested businesses; Vulcan’s ability to secure and permit aggregates reserves in strategically located areas; Vulcan’s ability to identify, close and successfully integrate acquisitions; the effect of changes in tax laws, guidance and interpretations; significant downturn in the construction industry may result in the impairment of goodwill or long-lived assets; changes in technologies, which could disrupt the way Vulcan does business and how Vulcan’s products are distributed; the risks of open pit and underground mining; expectations relating to sustainability considerations; claims that our products do not meet regulatory requirements or contractual specifications; and other assumptions, risks and uncertainties detailed from time to time in the reports filed by Vulcan with the SEC. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement. Vulcan disclaims and does not undertake any obligation to update or revise any forward-looking statement in this document except as required by law.
Jerry F. Perkins Jr.
Chief Administrative Officer, General Counsel & Secretary
1200 Urban Center Drive
Birmingham, Alabama 35242
March 24, 2026

2026 Proxy Statement	88

Annex A: Reconciliation
of Non-GAAP Financial Measures
EBITDA AND ADJUSTED EBITDA
Generally Accepted Accounting Principles (GAAP) does not define “Earnings Before Interest, Taxes, Depreciation and Amortization” (EBITDA), and it should not be considered as an alternative to earnings measures defined by GAAP. We use this metric to assess the operating performance of our business and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term shareholder value. We do not use this metric as a measure to allocate resources. We adjust EBITDA for certain items to provide a more consistent comparison of earnings performance from period to period. Reconciliation of this metric to its nearest GAAP measure is presented below (numbers may not foot due to rounding):

In millions	2025	2024	2023	2022	2021

Net earnings attributable to Vulcan	$1,076.7	$911.9	$933.2	$575.6	$670.8
Income tax expense, including discontinued operations	305.9	248.8	295.6	186.5	199.0
Interest expense, net of interest income	226.3	170.3	179.6	168.4	147.7
Depreciation, depletion, accretion and amortization	748.5	632.2	617.0	587.5	463.0
EBITDA	$2,357.4	$1,963.2	$2,025.4	$1,517.9	$1,480.5
Loss on discontinued operations	6.1	10.2	14.7	25.2	4.5
Gain on sale of real estate and businesses, net	(42.4)	(36.7)	(67.1)	(6.1)	(114.7)
Charges associated with divested operations	0.6	17.7	7.9	3.8	1.5
Acquisition related charges[1]	2.0	16.3	2.1	17.1	49.3
Loss on impairments	0	86.6	28.3	67.8	4.6
COVID-19 direct incremental costs	0	0	0	0	13.4
Pension settlement charge	0	0	0	0	12.1
Adjusted EBITDA	$2,323.6	$2,057.2	$2,011.3	$1,625.6	$1,451.3
Total revenues	$7,941.1	$7,417.7	$7,781.9	$7,315.2	$5,552.2
Adjusted EBITDA margin	29.3%	27.7%	25.8%	22.2%	26.1%
(1)Represents charges associated with acquisitions requiring clearance under federal antitrust laws.
Unlike many of our competitors, we do not exclude share-based compensation from our Adjusted EBITDA earnings metric, as we view it as a recurring operating expense. Refer to our statements of cash flows for the expense incurred related to our share-based compensation plans.

89	2026 Proxy Statement

Annex A
AGGREGATES CASH GROSS PROFIT
Aggregates Cash Gross Profit adds back noncash charges for depreciation, depletion, accretion and amortization to aggregates gross profit. We and the investment community use this metric to assess the operating performance of our business. Additionally, we present this metric as we believe that it closely correlates to long-term shareholder value.

In Millions, Except Per Ton Data	2025	2024	2023	2022	2021	2020	2019	2018	2017

Aggregates segment
Gross profit	$1,964.8	$1,816.7	$1,736.8	$1,411.1	$1,297.9	$1,162.1	$1,149.7	$994.6	$857.0
Depreciation, depletion, accretion and amortization	603.5	515.7	482.3	441.3	360.6	321.3	305.3	281.9	245.8
Cash gross profit	2,568.3	2,332.4	2,219.1	1,852.4	1,658.5	1,483.4	1,455.0	1,276.5	1,102.8
Unit shipments - tons	226.8	219.9	234.6	236.6	223.1	208.6	215.8	201.7	183.5
Gross profit per ton	$8.66	$8.26	$7.40	$5.96	$5.82	$5.57	$5.33	$4.93	$4.67
Cash gross profit per ton	$11.33	$10.61	$9.46	$7.83	$7.43	$7.11	$6.74	$6.33	$6.01
EBITDA ECONOMIC PROFIT (EP) CALCULATION
EBITDA EP is EP Adjusted EBITDA less capital charge (average operating capital employed x pretax cost of capital).

In Millions	2025

Adjusted EBITDA	$2,323.6
Performance adjustments	55.7
EP Adjusted EBITDA	$2,379.3
Average operating capital employed	9,766.7
Pretax cost of capital	11.8%
Capital charge	1,152.5
EBITDA EP	$1,226.8

2026 Proxy Statement	90

Vulcan Materials Company

VULCAN MATERIALS COMPANY
1200 URBAN CENTER DRIVE
BIRMINGHAM, AL 35242

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 7, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/vmc2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 7, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83003-P45259 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VULCAN MATERIALS COMPANY

The Board of Directors recommends you vote FOR the director nominees listed in proposal 1.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Melissa H. Anderson	☐	☐	☐
1b. O.B. Grayson Hall, Jr.	☐	☐	☐
1c. James T. Prokopanko	☐	☐	☐
1d. Ronnie A. Pruitt	☐	☐	☐
1e. George A. Willis	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.	**For**	**Against**	**Abstain**
2. Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3.	**For**	**Against**	**Abstain**
3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

V83004-P45259

VULCAN MATERIALS COMPANY
Annual Meeting of Shareholders
May 8, 2026
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Lydia H. Kennard, Kathleen L. Quirk, David P. Steiner, and Lee J. Styslinger, III with power to act without the others and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Vulcan Materials Company common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2026 Annual Meeting of Shareholders of the Company to be held on Friday, May 8, 2026, at 9:00 AM CDT, via live webcast at www.virtualshareholdermeeting.com/vmc2026 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

Shares represented by this proxy will be voted as directed by the undersigned. If this proxy is signed and no such directions are indicated, the proxies have authority to vote "FOR" election of all director nominees, "FOR" approval, on an advisory basis, of the compensation of our named executive officers, and "FOR" ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.

Continued and to be signed on reverse side